UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the registrant ☑

Filed by a party other than the registrant ☐

Check the appropriate box:

☐  Preliminary proxy statement
☐  Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☑  Definitive proxy statement
☐  Definitive additional materials
☐  Soliciting material pursuant to § 240.14a-12

OPPENHEIMER HOLDINGS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than Registrant)

Payment of filing fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2010
PROXY STATEMENT SUMMARY
OPPENHEIMER HOLDINGS INC.
QUESTIONS AND ANSWERS ABOUT THE MATTERS TO BE ACTED UPON
THE MEETING
SOLICITATION OF PROXIES
CLASS A STOCK AND CLASS B STOCK
APPOINTMENT AND REVOCATION OF PROXIES
MATTERS TO BE ACTED UPON
MATTER NO. 1 -- ELECTION OF DIRECTORS
Nominees for Election as a Director
2009 DIRECTOR COMPENSATION TABLE
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION DISCUSSION AND ANALYSIS
Summary Compensation Table For the Year Ended December 31, 2009
All Other Compensation Table For the Year Ended December 31, 2009
Grants of Plan-Based Awards Table For the Year Ended December 31, 2009
Outstanding Equity Awards Table As of December 31, 2009
Options Exercised and Stock Vested For the Year Ended December 31, 2009
Nonqualified Deferred Compensation Table For the Year Ended December 31, 2009
REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
REPORT OF THE AUDIT COMMITTEE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MATTER NO. 2 -- APPOINTMENT OF INDEPENDED REGISTERED PUBLIC ACCOUNTING FIRM
PRINCIPAL ACCOUNTING FEES AND SERVICES
MATTER NO. 3 -- PERFORMANCE-BASED COMPENSATION AGREEMENT
ANNEX A
AMENDED AND RESTATED PERFORMANCE-BASED COMPENSATION AGREEMENT
EXHIBIT A PERFORMANCE FACTORS

OPPENHEIMER HOLDINGS INC.
125 Broad Street
New York, NY 10004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 10, 2010

To our Stockholders:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of OPPENHEIMER HOLDINGS INC., a Delaware corporation (the “Company”), will be held at 300 Madison Avenue, New York, NY 10017 in the Auditorium on Monday, May 10, 2010, at the hour of 4:30 P.M. (New York time) for the following purposes:

1.	To elect nine directors;

2.	To appoint PricewaterhouseCoopers LLP as auditors of the Company and authorize the Audit Committee to fix the auditors’ remuneration;

3.	To approve the Performance-Based Compensation Agreement described in the accompanying proxy statement; and

4.	To transact such other business as is proper at such meeting or any adjournment thereof.

Holders of Class A non-voting stock of the Company are entitled to attend and speak at the Annual Meeting of Stockholders. Holders of Class A non-voting common stock are not entitled to vote with respect to the matters referred to above.

Only holders of Class B voting common stock of record at the close of business on March 22, 2010 are entitled to vote at the Annual Meeting of Stockholders and any adjournments thereof. Holders of Class B voting common stock who are unable to attend the meeting in person are requested to date, sign and return the enclosed form of proxy for use by holders of Class B voting common stock.

A copy of the Company’s 2009 Annual Report to Stockholders, which contains its financial statements for the year ended December 31, 2009, accompanies this Notice and the attached proxy statement.

By Order of the Board of Directors,

Dennis P. McNamara
Secretary

New York, New York
March 25, 2010

OPPENHEIMER HOLDINGS INC.

PROXY STATEMENT

SUMMARY

This summary highlights selected information appearing elsewhere in this proxy statement and does not contain all the information that you should consider in making a decision with respect to the proposals described in this proxy statement. You should read this summary together with the more detailed information in this proxy statement, and the Annex attached hereto, as well as our 2009 Annual Report to Stockholders in their entirety.

Unless otherwise provided in this proxy statement, references to the “Company,” “Oppenheimer Holdings,” “we,” “us,” and “our” refer to Oppenheimer Holdings Inc., a Delaware corporation.

OPPENHEIMER HOLDINGS INC.

The Company is a holding company which, through its subsidiaries, is a leading middle-market investment bank and full service investment firm. Through our operating subsidiaries, we provide a broad range of financial services, including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, and investment advisory and asset management services. We own, directly or through subsidiaries, Oppenheimer & Co. Inc., a New York-based securities broker-dealer, Oppenheimer Asset Management, a New York-based investment advisor, Freedom Investments Inc., a discount securities broker-dealer based in New Jersey, Oppenheimer Trust Corporation, a New Jersey limited purpose bank, Evanston Financial Corporation, a Federal Housing Administration approved mortgage corporation based in Pennsylvania, and OPY Credit Corp., a dealer in syndicated loans. The Company also has subsidiaries operating in the United Kingdom, Israel and Hong Kong. The telephone number and address of our registered office is (212) 668-8000 and 125 Broad Street, New York, NY 10004.

Set forth below in a question and answer format is general information regarding the Annual Meeting of Stockholders, or the Meeting, to which this proxy statement relates.

QUESTIONS AND ANSWERS ABOUT THE MATTERS TO BE ACTED UPON

Q.	What is the purpose of the Meeting?

A.	The purpose of the Meeting is to elect nine directors, to appoint our auditors and authorize the Audit Committee to fix the auditors’ remuneration and to approve the Performance-Based Compensation Agreement appearing in Annex A to this proxy statement, and to transact such other business as is proper at the Meeting.

Q.	Where will the Meeting be held?

A.	The Meeting will be held at 300 Madison Avenue, New York, NY 10017 in the Auditorium on Monday, May 10, 2010, at the hour of 4:30 P.M. (New York time).

Q.	Who is soliciting my vote?

A.	Our management is soliciting your proxy to vote at the Meeting. This proxy statement and form of proxy were first mailed to our stockholders on or about March 29, 2010. Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this proxy statement and all information accompanying this proxy statement.

Q.	Who is entitled to vote at the Meeting?

A.	The record date for the determination of stockholders entitled to receive notice of the Meeting is March 22, 2010. In accordance with the provisions of the General Corporation Law of the State of Delaware, or the DGCL, we will prepare a list of the holders of our Class B voting common stock, or the Class B Stockholders, as of the record date. Class B Stockholders named in the list will be entitled to vote the Class B voting stock on the matters to be voted on at the Meeting. Holders of Class A non-voting stock of the Company, or Class A Stockholders, are not entitled to vote with respect to the matters to come before the Meeting. However, holders of Class A non-voting stock, or Class A Stock, are entitled to attend and speak at the Meeting.

Q.	What am I voting on?

A.	The Class B Stockholders are entitled to vote on the following proposals:

(1) The election of J.L. Bitove, R. Crystal, W. Ehrhardt, M.A.M. Keehner, A.G. Lowenthal, K.W. McArthur, A.W. Oughtred, E.K. Roberts and B. Winberg as directors;

(2) The appointment of PricewaterhouseCoopers LLP as our auditors for 2010 and the authorization of our Audit Committee to fix the auditors’ remuneration;

(3) The approval of the Performance-Based Compensation Agreement appearing as Annex A to this proxy statement; and

(4) Any other business as may be proper to transact at the Meeting.

Q.	What are the voting recommendations of the Board of Directors?

A.	The Board of Directors recommends the following votes:

• FOR the election of the nominated directors;

• FOR the appointment of PricewaterhouseCoopers LLP as our auditors for 2010 and the authorization of our Audit Committee to fix the auditors’ remuneration; and

• FOR the Performance-Based Compensation Agreement appearing as Annex A to this proxy statement.

Q.	Will any other matters be voted on?

A.	The Board of Directors does not intend to present any other matters at the Meeting. The Board of Directors does not know of any other matters that will be brought before our stockholders for a vote at the Meeting. If any other matter is properly brought before the Meeting, your signed proxy card gives authority to A.G. Lowenthal and, failing him, Elaine K. Roberts, as proxies, with full power of substitution, to vote on such matters at their discretion.

Q.	How many votes do I have?

A.	Class B Stockholders are entitled to one vote for each share of Class B Stock held as of the close of business on the record date. Class A Stockholders are not entitled to vote at the Meeting.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.	Many stockholders hold their shares through a broker or bank rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record — If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. You may vote the shares registered directly in your name by completing and mailing the proxy card or by written ballot at the Meeting.

Beneficial Owner — If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your bank or broker, which is considered the stockholder of record of these shares. As the beneficial owner, you have the right to direct your bank or broker how to vote and are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you bring with you a legal proxy from the stockholder of record. Your bank or broker has enclosed a voting instruction card providing directions for how to vote your shares.

Q.	How do I vote?

A.	If you are a Class B Stockholder of record, there are two ways to vote:

• By completing and mailing your proxy card; or

• By written ballot at the Meeting.

Class A Stockholders are not entitled to vote at the Meeting.

If you are a Class B Stockholder and you return your proxy card but you do not indicate your voting preferences, the proxies will vote your shares FOR Proposals 1,2 and 3 and on any other matters that are submitted for stockholder vote at the Meeting.

Class B Stockholders who are not stockholders of record and who wish to file proxies should follow the instructions of their intermediary with respect to the procedure to be followed. Generally, Class B Stockholders who are not stockholders of record will either: (i) be provided with a proxy executed by the intermediary, as the stockholder of record, but otherwise uncompleted and the beneficial owner may complete the proxy and return it directly to our transfer agent; or (ii) be provided with a request for voting instructions by the intermediary, as the stockholder of record, and then the intermediary must send to our transfer agent an executed proxy form completed in accordance with any voting instructions received by it from the beneficial owner and may not vote in the event that no instructions are received.

Q.	Can I change my vote or revoke my proxy?

A.	A stockholder who has given a proxy has the power to revoke it prior to the commencement of the Meeting by depositing an instrument in writing executed by the stockholder or by the stockholder’s attorney authorized in writing either (i) at our registered office at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof or (ii) with our Secretary on the day of the Meeting or any adjournment thereof or in any other manner permitted by law. A stockholder who has given a proxy has the power to revoke it after the commencement of the Meeting as to any matter on which a vote has not been cast under the proxy by delivering written notice of revocation to our Secretary. A stockholder who has given a proxy may also revoke it by signing a form of proxy bearing a later date and returning such proxy to our Secretary at our registered office prior to the commencement of the Meeting.

Q.	How are votes counted?

A.	We will appoint an Inspector of Election at the Meeting. The Inspector of Election is typically a representative of our transfer agent. The Inspector of Election will collect all proxies and ballots, and tabulate the results.

Q.	Who pays for soliciting proxies?

A.	We will bear the cost of soliciting proxies from our Class B Stockholders. It is planned that the solicitation will be initially by mail, but proxies may also be solicited by our employees. These persons will receive no additional compensation for such services but will be reimbursed for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses. The cost of such solicitation, estimated to be approximately $2,000, will be borne by us.

Q.	What is the quorum requirement of the Meeting?

A.	A quorum for the consideration of Matters 1, 2 and 3 shall be Class B Stockholders present in person or by proxy representing not less than a majority of the outstanding Class B Stock.

Q.	What are broker non-votes?

A.	Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Meeting. Broker non-votes will not affect the outcome of the matters being voted on at the Meeting, assuming that a quorum is obtained.

Q.	What vote is required to approve each proposal?

A.	Matter No. 1, election of directors — The election of the directors nominated requires the affirmative vote, in person or by proxy, of a simple majority of the Class B Stock voted at the Meeting if a quorum, or a majority of the Class B Stock, is present.

Matter No. 2, appointment of auditors — The appointment of the auditors and the authorization of the Audit Committee to fix the auditors’ remuneration requires the affirmative vote, in person or by proxy, of a simple majority of the Class B Stock voted at the Meeting if a quorum, or a majority of the Class B Stock, is present.

Matter No. 3, approval of performance-based compensation agreement — The approval of the Performance-Based Compensation Agreement requires the affirmative vote, in person or by proxy, of a simple majority of the Class B Stock voted at the Meeting if a quorum, or a majority of the Class B Stock, is present.

Mr. Albert G. Lowenthal, our Chairman and Chief Executive Officer, owns 96.4% of the Class B Stock and intends to vote all of such Class B Stock in favor of each of Matters 1, 2 and 3. See “Security Ownership of Certain Beneficial Owners and Management”.

Q.	Who can attend the Meeting?

A.	All registered stockholders, their duly appointed representatives, our directors and our auditors are entitled to attend the Meeting.

Q.	What does it mean if I get more than one proxy card?

A.	It means that you own shares in more than one account. You should vote the shares on each of your proxy cards.

Q.	I own my shares indirectly through my broker, bank, or other nominee, and I receive multiple copies of the annual report, proxy statement, and other mailings because more than one person in my household is a beneficial owner. How can I change the number of copies of these mailings that are sent to my household?

A.	If you and other members of your household are beneficial owners, you may eliminate this duplication of mailings by contacting your broker, bank, or other nominee. Duplicate mailings in most cases are wasteful for us and inconvenient for you, and we encourage you to eliminate them whenever you can. If you have eliminated duplicate mailings, but for any reason would like to resume them, you must contact your broker, bank, or other nominee.

Q.	Multiple stockholders live in my household, and together we received only one copy of this proxy statement and annual report. How can I obtain my own separate copy of those documents for the Meeting?

A.	You may pick up copies in person at the Meeting or download them from our Internet web site, www.opco.com (click on the link to the Investor Relations page). If you want copies mailed to you and are a beneficial owner, you must request them from your broker, bank, or other nominee. If you want copies mailed to you and are a stockholder of record, we will mail them promptly if you request them from our corporate office by phone at (212) 668-8000 or by mail to 125 Broad Street, New York, NY 10004, Attention: E.K. Roberts. We cannot guarantee you will receive mailed copies before the Meeting.

Q.	Where can I find the voting results of the Meeting?

A.	We are required to file the voting results in a Current Report on the EDGAR website at www.sec.gov.

Q.	Who can help answer my questions?

A.	If you have questions about the Meeting or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

E.K. Roberts
Oppenheimer Holdings Inc.
125 Broad Street
New York, NY 10004
(212) 668-8000

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

THE MEETING

SOLICITATION OF PROXIES

This proxy statement is forwarded to our Class A Stockholders and Class B Stockholders in connection with the solicitation of proxies by our management from the Class B Stockholders for use at our Annual Meeting of Stockholders to be held on Monday, May 10, 2010, at the hour of 4:30 P.M. (New York time) at 300 Madison Avenue, New York, NY 10004 in the Auditorium and at any adjournments thereof for the purposes set forth in the Notice of Meeting, which accompanies this proxy statement. This proxy statement is dated March 25, 2010 and is first being mailed to stockholders on or about March 29, 2010.

The record date for the determination of stockholders entitled to receive notice of the Meeting is March 22 , 2010. In accordance with the provisions of the DGCL, we will prepare a list of the Class B Stockholders as of the record date. Class B Stockholders named in the list will be entitled to vote the Class B Stock on all matters to be voted on at the Meeting. Holders of Class A non-voting stock of the Company, or Class A Stockholders, are not entitled to vote with respect to the matters to come before the Meeting. However, holders of Class A non-voting stock, or Class A Stock, are entitled to attend and speak at the Meeting.

It is planned that the solicitation will be initially by mail, but proxies may also be solicited by our employees. The cost of such solicitation, estimated to be approximately $2,000, will be borne by us.

No person is authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations should not be relied upon as having been authorized by us. The delivery of this proxy statement shall not, under any circumstances, create an implication that there has not been any change in the information set forth herein since the date of this proxy statement. Except as otherwise stated, the information contained in this proxy statement is given as of March 1, 2010.

We have distributed copies of our 2009 Annual Report to Stockholders, the Notice of Meeting, this proxy statement, and form of proxy for use by the Class B Stockholders to intermediaries such as clearing agencies, securities dealers, banks and trust companies or their nominees for distribution to our non-registered stockholders whose shares are held by or in the custody of such intermediaries. Intermediaries are required to forward these documents to non-registered Class B Stockholders. The solicitation of proxies from non-registered Class B Stockholders will be carried out by the intermediaries, or by us if the names and addresses of Class B Stockholders are provided by the intermediaries. Non-registered Class B Stockholders who wish to file proxies should follow the instructions of their intermediary with respect to the procedure to be followed. Generally, non-registered Class B Stockholders will either: (i) be provided with a proxy executed by the intermediary, as the registered stockholder, but otherwise uncompleted and the non-registered holder may complete the proxy and return it directly to our transfer agent; or (ii) be provided with a request for voting instructions by the intermediary, as the registered stockholder, and then the intermediary must send to our transfer agent an executed proxy form completed in accordance with any voting instructions received by it from the non-registered holder and may not vote in the event that no instructions are received.

CLASS A STOCK AND CLASS B STOCK

We have authorized and issued Class A Stock and Class B Stock which are equal in all respects except that the holders of Class A Stock, as such, are not entitled to vote at meetings of our stockholders except as entitled to vote by law, pursuant to our Certificate of Incorporation or as may be required by law. Class A Stockholders are not entitled to vote the Class A Stock owned or controlled by them on the matters identified in the Notice of Meeting to be voted on.

Generally, Class A Stockholders are afforded the opportunity to receive notices of all meetings of stockholders and to attend and speak at such meetings. Class A Stockholders are also afforded the opportunity to receive all informational documentation sent to the Class B Stockholders.

Class B Stockholders are entitled to one vote at all meetings of stockholders for each share of Class B Stock held as of the record date for the meeting, except meetings at which only the holders of a specified class of stock other than the Class B Stock are entitled to vote.

APPOINTMENT AND REVOCATION OF PROXIES

Albert G. Lowenthal and, failing him, Elaine K. Roberts, or the “Management Nominees”, has been appointed by the Board of Directors to serve as the proxy for the Class B Stockholders at the Meeting.

Class B Stockholders have the right to appoint persons, other than the Management Nominees, who need not be stockholders, to represent them at the Meeting. To exercise this right, the Class B Stockholder may insert the name of the desired person in the blank space provided in the form of proxy accompanying this proxy statement or may submit another form of proxy.

Proxies must be deposited with our transfer agent, Bank of New York Mellon Shareholder Services, at its address P.O. Box 3550, South Hackensack, NJ 07606-9250, no later than 48 hours prior to the commencement of the Meeting in order for the proxies to be used at the Meeting. If you do not deposit your proxy with the transfer agent at least 48 hours prior to the commencement of the Meeting, your proxy will not be used.

Class B Stock represented by properly executed proxies will be voted by the Management Nominees on any ballot that may be called for, unless the stockholder has directed otherwise, (i) for the election of the nominated Directors (Matter 1 in the Notice of Meeting), (ii) for the appointment of auditors and authorizing the Audit Committee to fix the remuneration of the auditors (Matter 2 in the Notice of Meeting) and (iii) for the approval of the Performance-Based Compensation Agreement appearing as Annex A to this proxy statement (Matter 3 in the Notice of Meeting).

Each form of proxy confers discretionary authority with respect to amendments or variations to matters identified in the Notice of Meeting to which the proxy relates and other matters which may properly come before the Meeting. Management knows of no matters to come before the Meeting other than the matters referred to in the Notice of Meeting. However, if matters which are not known to management should properly come before the Meeting, the proxies will be voted on such matters in accordance with the best judgment of the person or persons voting the proxies.

A Class B Stockholder who has given a proxy has the power to revoke it prior to the commencement of the Meeting by depositing an instrument in writing executed by the Class B Stockholder or by the stockholder’s attorney either at our registered office at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with our Secretary on the day of the Meeting or any adjournment thereof or in any other manner permitted by law. A Class B Stockholder who has given a proxy has the power to revoke it after the commencement of the Meeting as to any matter on which a vote has not been cast under the proxy by delivering written notice of revocation to our Secretary.

A Class B Stockholder who has given a proxy may also revoke it by signing a form of proxy bearing a later date and returning such proxy to our Secretary at our registered office prior to the commencement of the Meeting.

Abstentions and broker non-votes will have no effect with respect to the matters to be acted upon at the Meeting.

MATTERS TO BE ACTED UPON

1.	ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board of Directors consists of no less than three and no more than eleven directors to be elected annually. The term of office for each director is from the date of the meeting at which the director is elected until the close of the next annual meeting of stockholders or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated in accordance with our by-laws.

The Nominating and Corporate Governance Committee has recommended, and the directors have determined, that nine directors are to be elected at the Meeting. Management does not contemplate that any of the nominees named below will be unable to serve as a director, but, if such an event should occur for any reason prior to the Meeting, the Management Nominees reserve the right to vote for another nominee or nominees in their discretion. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, recommends the following nominees for election as directors, in accordance with the Nominating and Corporate Governance Committee Charter (available at www.opco.com): J.L. Bitove, R. Crystal, W. Ehrhardt, M.A.M. Keehner, A.G. Lowenthal, K.W. McArthur, A.W. Oughtred, E.K. Roberts and B. Winberg. The Nominating and Corporate Governance Committee has reported that it is satisfied that each of the nominees is fully able and fully committed to serve the best interests of our stockholders. The election of the directors nominated requires the affirmative vote of a simple majority of the Class B Stock voted at the meeting. Information regarding each of the director nominees and our executive officers can be found in “Director Nominees and Executive Officers.”

The Board of Directors recommends that the Class B Stockholders vote FOR the election of J.L. Bitove, R. Crystal, W. Ehrhardt, M.A.M. Keehner, A.G. Lowenthal, K.W. McArthur, A.W. Oughtred, E.K. Roberts and B. Winberg as directors.

2.	APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has nominated PricewaterhouseCoopers LLP for reappointment as our independent registered public accounting firm or auditors for the 2010 fiscal year. The Audit Committee intends to fix the remuneration of the auditors. The appointment of the auditors and the authorization of the Audit Committee to fix the auditors’ remuneration requires the affirmative vote of a simple majority of the Class B Stock voted at the Meeting.

The Board of Directors recommends that the Class B Stockholders vote FOR the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010 and FOR the authorization of the Audit Committee to fix the auditor’s remuneration.

In addition, our consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the year ended December 31, 2009 are included in our 2009 Annual Report to Stockholders, which has been mailed to our stockholders with this proxy statement. These consolidated financial statements are also available on our website at www.opco.com and regulatory websites at www.sec.gov (for EDGAR filings) or www.sedar.com (for SEDAR filings) as part of our Annual Report on Form 10-K for the year ended December 31, 2009.

3.	CONFIRMATION OF THE PERFORMANCE-BASED COMPENSATION AGREEMENT.

The Board of Directors approved an amended and restated Performance-Based Compensation Agreement dated as of January 1, 2011 between the Company and Mr. A.G. Lowenthal, which is attached to this proxy statement as Annex A.

The Board of Directors recommends that the Class B Stockholders vote FOR the approval of the Performance-Based Compensation Agreement.

MATTER NO. 1 — ELECTION OF DIRECTORS

Director Nomination Process

Our Bylaws provide that our Board of Directors consists of no less than three and no more than eleven directors to be elected annually. The term of office for each director is from the date of the meeting of stockholders at which the director is elected until the close of the next annual meeting of stockholders or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated in accordance with our by-laws.

The Nominating and Corporate Governance Committee of the Board has recommended and the directors have determined that nine directors are to be elected at the Meeting. Management does not contemplate that any of the nominees named below will be unable to serve as a director, but, if such an event should occur for any reason prior to the Meeting, the Management Nominees reserve the right to vote for another nominee or nominees in their discretion. The following sets out information with respect to the proposed nominees for election as directors as recommended by the Nominating and Corporate Governance Committee, in accordance with the Nominating and Corporate Governance Committee Charter (available at www.opco.com). The Nominating and Corporate Governance Committee has reported that it is satisfied that each of the nominees is fully able and fully committed to serve the best interests of our stockholders. The election of the directors nominated requires the affirmative vote of a simple majority of the Class B Stock voted at the Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTORS NOMINATED FOR ELECTION.

Director Nominees and Executive Officers

The following table, and the notes thereto, provide information regarding our director nominees and executive officers.

Nominees for Election as a Director

J.L. Bitove Age: 82 Independent	Mr. Bitove joined the Board in 1980. Mr. Bitove, now retired, brings his years of executive experience in the food services business as well as other business ventures to the Board. Mr. Bitove remains active in charitable work and is a member of the Order of Canada. Mr. Bitove’s many years of business experience is important to the oversight of the Company’s financial reporting and enterprise and operational risk management. Mr. Bitove is a member of the Nominating and Corporate Governance Committee.

Board and Committees	Attendance
Overall attendance: 77%
Board	9 of 11
Nominating and Corporate Governance	1 of 2

Nominees for Election as a Director

R. Crystal Age: 69 Independent	Mr. Crystal joined the Board in 1992. At present, he is Counsel at Seyfarth Shaw LLP (law firm), and previously was a Partner at Thelen LLP and a Partner at predecessor Brown Raysman Millstein Felder& Steiner LLP (law firm) 2001 — 2008, practicing real estate law. Mr. Crystal’s legal background brings strong governance and business skills to our Board, important to the oversight of the Company’s financial reporting and enterprise and operational risk management. Mr. Crystal is Chairman of the Nominating and Corporate Governance Committee. Mr. Crystal is Mr. Lowenthal’s first cousin.

Board and Committees	Attendance
Overall attendance: 100%
Board	11 of 11
Nominating and Corporate Governance	2 of 2

W. Ehrhardt Age: 66 Independent	Mr. Ehrhardt joined the Board in 2008. He is a retired senior audit partner formerly with Deloitte & Touche, New York with over 30 years of professional experience primarily in the banking and securities and insurance industries. Clients served include The Equitable Companies Inc., Marsh & McLennan, First Boston Corporation and Merrill Lynch. In addition, Mr. Ehrhardt participated in numerous firm-wide initiatives relating to audit practice and related quality control matters and served as Partner in Charge of the Tri-State Financial Services Assurance and Advisory Practice. Mr. Ehrhardt is a Certified Public Accountant and a member of the AICPA. Mr. Ehrhardt brings strong accounting and financial skills and experience to the Company which is important to the oversight of the Company’s financial reporting and enterprise and operational risk management. Mr. Ehrhardt is Chairman of the Audit Committee and a member of the Compensation Committee.

Board and Committees	Attendance
Overall attendance: 100%
Board	11 of 11
Audit	6 of 6
Compensation	5 of 5

Nominees for Election as a Director

M.A.M. Keehner Age: 66 Independent	Mr. Keehner joined the Board in 2008. At present, he is an Adjunct Professor of Finance and Economics and a Faculty Leader at the Sanford C. Bernstein & Co. Center for Leadership and Ethics at Columbia Business School, and a consultant. Mr. Keehner has a long history of financial services industry management and professional experience. Previously, Mr. Keehner served in various capacities at Kidder, Peabody Group for more than 20 years, leaving in 1994 as a member of its Executive and Audit Committees and Board of Directors, as well as Executive Managing Director of Kidder, Peabody & Co., Inc., in charge of its domestic brokerage system. Earlier positions included President of Kidder, Peabody International Corporation, and President and CEO of KP Exploration Inc., Kidder’s oil and gas exploration arm. Mr. Keehner’s industry and academic backgrounds bring strong industry, finance and governance skills to our Board, important to the oversight of the Company’s financial reporting and enterprise and operational risk management. Mr. Keehner is Chairman of our Compensation Committee and a member of our Audit and Nominating and Corporate Governance Committees.

Board and Committees	Attendance
Overall attendance: 100%
Board	11 of 11
Audit	6 of 6
Compensation	5 of 5

A.G. Lowenthal Age: 64 Not independent	Mr. Lowenthal joined the Board in 1985. Mr. Lowenthal is Chairman of the Board and Chief Executive Officer of the Company, positions he has held since 1985. Mr. Lowenthal’s experience as Chief Executive of our Company gives him unique insights into the Company’s challenges, opportunities and operations. Mr. Lowenthal is Mr. Crystal’s first cousin.

Board and Committees	Attendance
Overall attendance: 100%
Board	11 of 11

Nominees for Election as a Director

K.W. McArthur Age: 74 Independent	Mr. McArthur joined the Board in 1996. Mr. McArthur is our Lead Director. Mr. McArthur is President and Chief Executive Officer of Shurway Capital Corporation (a private investment company). Mr. McArthur is a member of the Institute of Chartered Accountants of British Columbia. Mr. McArthur has a long history of securities industry experience, serving as CFO of a major Canadian investment dealer for 20 years. Between July 1989 and January 1993, Mr. McArthur was a Senior Vice-President of Nesbitt Thomson Inc. and between January 1992 and July 1993, Mr. McArthur was a Senior Vice-President of Bank of Montreal Investment Counsel Limited. Mr. McArthur is currently a member of the Investment Review Committee for BMO Mutual Fund and a member of the Pension Investment Committee for Canada Post. Mr. McArthur’s strong accounting skills and experience in the securities industry are important to the oversight of the Company’s financial reporting and enterprise and operational risk management. Mr. McArthur is a member of the Audit Committee.

Board and Committees	Attendance
Overall attendance: 100%
Board	11 of 11
Audit	6 of 6

A.W. Oughtred Age: 67 Independent	Mr. Oughtred joined the Board in 1979. Mr. Oughtred, now retired, was Counsel, until December 2008 and prior thereto a Partner at Borden Ladner Gervais LLP (law firm). Mr. Oughtred practiced corporate law. Mr. Oughtred brings strong governance, business and financial industry knowledge to our Board, important to the oversight of the Company’s financial reporting and enterprise and operational risk management. Mr. Oughtred is a director of CI Financial Corp., the shares of which are listed on the Toronto Stock Exchange, State Bank of India (Canada) and Belmont House.

Board and Committees	Attendance
Overall attendance: 100%
Board	11 of 11

E.K. Roberts Age: 58 Not independent	Ms. Roberts joined the Board in 1977. Ms. Roberts is President, Treasurer and Chief Financial Officer of the Company, positions she has held since 1977. Ms. Roberts is a member of the Institute of Chartered Accountants of Ontario. Ms. Roberts’ many years with the Company bring an inside perspective to Board discussions as well as a strong connection to management, important to the oversight of the Company’s financial reporting and enterprise and operational risk management.

Board and Committees	Attendance
Overall attendance: 100%
Board	11 of 11

Nominees for Election as a Director

B. Winberg Age: 85 Independent	Mr. Winberg joined the Board in 1979. Mr. Winberg is President of Rockport Holdings Limited (a real estate development company). Mr. Winberg has broad business experience with his main focus being real estate development at the present time. In the past, Mr. Winberg was also involved in the savings and loan business in Ontario and brings our Board valuable insight from his many years in business, important to the oversight of the Company’s financial reporting and enterprise and operational risk management. Mr. Winberg is a member of the Audit and Compensation Committees.

Board and Committees	Attendance
Overall attendance: 100%
Board	11 of 11
Audit	6 of 6
Compensation	5 of 5

Notes:

(1)	There is no Executive Committee of the Board of Directors. Messrs. Ehrhardt, Keehner, McArthur and Winberg are members of the Audit Committee. Messrs. Bitove, Crystal and Keehner are members of the Nominating and Corporate Governance Committee. Messrs. Ehrhardt, Keehner and Winberg are members of the Compensation Committee.

(2)	None of the nominees has been involved in any events within the past 10 years that could be considered material to an evaluation of the director except for Mr. Lowenthal who, with Oppenheimer & Co. Inc., a subsidiary, in June 2003 agreed with the NYSE to a stipulation of facts and related censure, as disclosed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003.

Board Leadership Structure

The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Lead Director

Kenneth W. McArthur, an independent director who serves on the Audit Committee, was selected by the Board to serve as the Lead Director for all meetings of the non-management directors held in executive session. The Lead Director has the responsibility of presiding at all executive sessions of the Board, consulting with the Chairman and Chief Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive Officer and advising him on the efficiency of Board meetings, facilitating teamwork and communication between the non-management directors and management, as well as additional responsibilities that are more fully described in the Company’s Corporate Governance Principles which can be found on our website at www.opco.com.

Executive Sessions

Pursuant to the Company’s Corporate Governance Principles, non-management directors of the Board are required to meet on a regularly scheduled basis without the presence of management. The Lead Director, Mr. K.W. McArthur, chairs these sessions.

Board of Directors and Committee Meetings Held

During 2009, the following numbers of board and committee meetings were held:

Board of Directors	11
Audit Committee (AC)	6
Compensation and Stock Option Committee (CC)	5
Nominating and Corporate Governance Committee (NC)	2

There is no Executive Committee of the Board of Directors

Meeting Attendance

Last year there were eleven meetings of the Board. All but one director attended 100% of the total meetings of the Board and committees of the Board of which the director was a member. Due to ill health, one director attended 77% of the total meetings of the Board and committees of the Board of which the director was a member. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and Chief Executive Officer and others regarding matters of interest and concern to the Company. It is our policy that our directors attend our stockholders meetings. At the last Annual Meeting of Stockholders held on May 11, 2009, nine of the then nine nominees for election as a director attended.

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing the management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation and Stock Option Committee is responsible for overseeing the Company’s executive compensation arrangements and assuring that financial incentives for management are appropriate and that they do not provide incentives to increase risks undertaken by the Company. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Corporate Governance

Our Class A Stock is listed on the NYSE. We are subject to the corporate governance listing standards of the NYSE, the applicable rules of the Securities and Exchange Commission (the “SEC”), and the provisions of the Sarbanes-Oxley Act of 2002.

Our Nominating and Corporate Governance Committee and our Board of Directors continue to monitor regulatory changes and best practices in corporate governance and consider amendments to our practices and policies as appropriate.

Our Statement of Corporate Governance Practices, Code of Conduct and Committee Charters, as well as our Code of Ethics and Business Ethics for Directors, Officers and Employees and our Whistleblower Policy, are posted on our website at www.opco.com.

Mandate and Duties of the Board of Directors

The fundamental responsibility of the Board of Directors is to supervise the management of our business with a view to maximizing stockholder value and ensuring corporate conduct in a legal and ethical manner through a system of corporate governance and internal controls appropriate to our business. Given the nature of our business and the size and composition of the Board of Directors, the Board of Directors has determined that there is no current need to develop specific mandates or position descriptions for the Board of Directors, the Lead Director, the Chief Executive Officer or the chairs of the Board committees. The Board of Directors has adopted a statement of Corporate Governance Guidelines to which it adheres. We have a Code of Conduct and Business Ethics for Directors, Officers and Employees which is posted on our website —

www.opco.com. No waivers were granted in 2009 or to date in 2010 under the Code of Conduct and Business Ethics for Directors, Officers and Employees.

In fulfilling its mandate, the Board of Directors’ responsibilities include:

•	the establishment and maintenance of an appropriate system of corporate governance, including practices to ensure that the Board of Directors functions effectively and independently of management;

•	monitoring and overseeing our strategic planning;

•	monitoring the performance of our business, identifying and evaluating opportunities and risks and controlling risk;

•	overseeing monitoring systems for internal controls, audit and information management systems;

•	assessing and monitoring the performance of senior management and overseeing succession planning;

•	remuneration of executive officers and senior management and reviewing our general compensation policy;

•	reviewing and approving our financial statements and overseeing our compliance with applicable audit, accounting and financial reporting requirements; and

•	overseeing corporate communications to all stakeholders.

Director Independence

Seven of our current nine directors are independent (and seven of the nine individuals nominated for election as directors at the Meeting will be independent) as required by the NYSE Corporate Governance Rules. To be considered independent under these rules, the Board of Directors must determine that a director has no direct or indirect material relationship with us. The Board of Directors has determined that Messrs. Bitove, Crystal, Ehrhardt, Keehner, McArthur, Oughtred and Winberg (the non-management Directors) are independent directors, and that Mr. Lowenthal, our Chairman of the Board of Directors and Chief Executive Officer, and Ms. Roberts, our President, Treasurer and Chief Financial Officer, are not independent.

The Board of Directors has not adopted formal categorical standards to assist in determining independence. The Board has considered the types of relationships that could be relevant to the independence of a director of the Company. These relationships are described in Schedule B to the Company’s Corporate Governance Guidelines which are posted on our website at www.opco.com. The Board of Directors has considered the relationship of each non-management/officer director and has made a determination that the seven of our non-management/officer directors are independent.

Until November 30, 2008, Mr. Crystal was a Partner in the law firm of Thelen LLP, which firm provided legal services to us. In view of the professional ethical standards which govern his conduct, the fact that less than one percent of the annual revenues of his former firm were derived from us, and that Mr. Crystal receives no direct compensation from us other than his director’s compensation, we believe his former relationship with us is not material for purposes of determining that he is an independent director. Mr. Crystal has been a Counsel of Seyfarth Shaw LLP since December 1, 2008. Seyfarth Shaw LLP does not have a significant relationship with us. Mr. Crystal is Mr. Lowenthal’s first cousin. Because the relationship of the two is not that of immediate family members under applicable New York Stock Exchange (“NYSE”) or federal securities law definitions and standards and, for the reasons set forth above, we do not believe this relationship is material for purposes of determining that he is an independent director.

At each regular Board and Audit Committee meeting, the independent directors are afforded an opportunity to meet in the absence of management. During 2009, five meetings of the independent directors were held in the absence of management. Additionally, at regular meetings of the Audit Committee (five regular meetings annually), the members of the Audit Committee, all of whom are independent, are afforded the opportunity to meet with the auditors in the absence of management.

The independent directors and the directors that are not independent understand the need for directors to be independent-minded and to assess and question management initiatives and recommendations from an independent perspective. The Board of Directors’ Lead Director, Mr. K. W. McArthur, is an independent director who, among other things, chairs sessions of the independent directors.

Orientation and Continuing Education

The Nominating and Corporate Governance Committee of the Board of Directors, as required by its charter, is responsible for the orientation of new directors to our business, the role of the Board of Directors and the Board committees.

The Board of Directors encourages the directors to maintain the skill and knowledge necessary to meet their obligations as directors. This includes attendance at continuing education sessions and providing written materials on governance and related matters. Mr. A. W. Oughtred is certified as an Institute of Corporate Directors Director (ICD.D). Mr. Keehner attended an Institutional Shareholder Services accredited education conference for board directors in 2008 and earned eight credits.

Director Committee Assessments

The Board of Directors does not currently have a formal director assessment process. The Board of Directors’ Lead Director is responsible for assessing the performance and contribution of individual Board members with members of the Nominating and Corporate Governance Committee and, if necessary, addressing issues arising from such assessments.

The Board of Directors formally assesses the Audit Committee on an annual basis.

Board Committees

The Board has established an Audit Committee, a Compensation and Stock Option Committee and a Nominating and Corporate Governance Committee. The Audit, Compensation and Stock Option, and Nominating and Corporate Governance Committees are composed entirely of independent directors, as defined under the NYSE Listed Company Manual and the Company’s Corporate Governance Principles. The charters of each committee are available on the Company’s website at www.opco.com.

Audit Committee

In addition to the committees referred to above, the Board of Directors has an Audit Committee composed of four independent directors, the duties of which are set forth below.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on our website at www.opco.com. The Audit Committee:

•	reviews annual, quarterly and all legally required public disclosure documents containing financial information that are submitted to the Board of Directors;

•	reviews the nature, scope and timing of the annual audit carried out by the external auditors and reports to the Board of Directors;

•	evaluates the external auditors’ performance for the preceding fiscal year and reviews their fees and makes recommendations to the Board of Directors;

•	pre-approves the audit, audit related and non-audit services provided by our auditors and the fee estimates for such services;

•	reviews internal financial control policies, procedures and risk management and reports to the Board of Directors;

•	meets regularly with business unit leaders to understand their risk management procedures;

•	meets with the external auditors quarterly to review quarterly and annual financial statements and reports and to consider material matters which, in the opinion of the external auditors, should be brought to the attention of the Board of Directors and the stockholders;

•	reviews and directs the activities of our internal audit department, meets regularly with internal audit and compliance personnel and reports to the Board of Directors;

•	reviews accounting principles and practices;

•	reviews management reports with respect to litigation, capital expenditures, tax matters and corporate administration charges and reports to the Board of Directors;

•	reviews related party transactions;

•	reviews internal control policies and procedures with management and reports to the Board of Directors;

•	reviews changes in accounting policies with the external auditors and management and reports to the Board of Directors;

•	reviews and approves changes or waivers to our Code of Ethics for Senior Executive, Financial and Accounting Officers; and

•	annually reviews the Audit Committee Charter and recommends and makes changes thereto as required.

All of the members of the audit committee are financially literate. The Board of Directors has determined that the Audit Committee includes two financial experts and that Messrs. W. Ehrhardt and K.W. McArthur, the financial experts, are independent as defined in Rule 10 A-3(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and Section 303A.02 of the NYSE’s Listed Company Manual. Mr. Ehrhardt is a Certified Public Accountant and a member of the AICPA. Mr. McArthur is a member of the Institute of Chartered Accountants of British Columbia. Currently, none of the members of the Audit Committee simultaneously serves on the audit committee of any other public company.

Compensation and Stock Option Committee

The Board of Directors has adopted a Compensation and Stock Option Committee Charter. All members of the Compensation and Stock Option Committee are independent. The Compensation and Stock Option Committee:

•	makes recommendations to the Board of Directors with respect to our compensation policy;

•	makes recommendations to the Board of Directors with respect to salary, bonus and benefits paid and provided to our senior management;

•	authorizes grants of stock options and other stock-based awards and recommends modifications to the plans in accordance with the provisions of our 2006 Equity Incentive Plan and Employee Share Plan;

•	grants certain compensation awards to our senior management based on criteria linked to the performance of the individual and/or our company;

•	administers the Performance-Based Compensation Agreement between us and Mr. A.G. Lowenthal;

•	monitors compliance with the criteria performance-based awards or grants;

•	administers and makes awards under our Stock Appreciation Rights Plan; and

•	reviews and approves our Compensation Discussion and Analysis.

Nominating and Corporate Governance Committee

Each member of the Nominating and Corporate Governance Committee is independent. The duties of this Committee, which include the recruitment of directors and the nomination of individuals for Board positions, are set out as follows:

•	make recommendations to the Board of Directors with respect to corporate governance;

•	when necessary, oversee the recruitment of new directors;

•	nominate candidates for election or appointment to the Board of Directors;

•	maintain an orientation program for new directors and oversee the continuing education needs of directors;

•	evaluate director performance;

•	review and make recommendations with respect to our Corporate Governance Guidelines; and

•	review and approve governance reports for publication in our management proxy statement and Annual Report on Form 10-K.

The Nominating and Corporate Governance Committee Charter provides that the Nominating and Corporate Governance Committee is responsible for ensuring that our Board of Directors is composed of directors who are fully able and fully committed to serve the best interests our stockholders. Factors considered by the Nominating and Corporate Governance Committee in assessing director performance and, when needed, recruiting new directors include character, judgment, experience and compatibility with the existing Board of Directors, ethics and integrity. The Nominating and Corporate Governance Committee will give appropriate consideration to nominees recommended by Class B Stockholders. Nominees recommended by Class B Stockholders will be evaluated in the same manner as other nominees. Class B Stockholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee for election at our 2011 Annual Meeting of Stockholders may do so by submitting in writing such nominee’s name, in compliance with the procedures and along with the other information required by our By-laws and Regulation 14A under the Exchange Act (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), to our Secretary, at 125 Broad Street, New York, NY 10004 within the time frames set forth under the heading “Stockholder Proposals”.

Director Compensation

The following table describes director compensation for the year ended December 31, 2009 paid to the directors other than Mr. Lowenthal and Ms. Roberts, who receive no compensation in connection with their service on our Board of Directors.

2009 DIRECTOR COMPENSATION TABLE

	Fees
	Earned
	or Paid	Option
	in Cash	Awards
Name	($)	($)	Total ($)
(a)	(b)	(c)(1)(2)	(d)

J.L. Bitove	$28,000	—	$28,000
R. Crystal	$40,500	—	$40,500
W. Ehrhardt	$50,500	$15,950	$66,450
M.A.M. Keehner	$46,500	$15,950	$62,450
K.W. McArthur	$54,000	$52,995	$106,995
A.W. Oughtred	$34,500	—	$34,500
B. Winberg	$39,500	—	$39,500

Notes to 2009 Director Compensation Table:

(1)	The values of stock options (granted under the 2006 Equity Incentive Plan) represent the grant date fair value of awards granted in the fiscal year. The underlying assumptions and methodology used to value our stock options and stock awards are described in note 12 to our consolidated financial statements for the year ended December 31, 2009 included in our 2009 Annual Report to Stockholders which accompanies this proxy statement. Details of stock options and stock awards held by the Named Executives appear in the “Outstanding Equity Awards Table” and notes thereto, appearing below.

(2)	Details of options held by our non-employee directors appears below under “Director Stock Options.”

In the year ending December 31, 2009, we paid directors’ fees as follows:

Annual Retainer Fee	$20,000
Board Meeting Fees	$2,000 per meeting attended in person
Committee Meeting Fees	$1,000 per meeting attended in person
Board and Committee Meeting Fees	$500 per meeting attended by telephone
Lead Director	$15,000 per year
Committee Chairs, except Audit Committee	$5,000 per year
Chairman of the Audit Committee	$15,000 per year
Members of Audit Committee (other than chairman)	$5,000 per year

In 2009, the directors were paid directors’ fees of $293,500 in the aggregate. Directors are reimbursed for travel and related expenses incurred in attending board and committee meetings. The directors who are not our employees are also entitled to the automatic grant of stock options under our 2006 Equity Incentive Plan pursuant to a formula set out in the plan. Reference is made to the table under “Director Stock Options”, below. Directors who are our employees are not entitled to receive compensation for their service as directors.

Director Stock Options

Under our 1996 and 2006 Equity Incentive Plans, non-employee directors were and are entitled to automatic option grants of 5,000 shares of Class A Stock for each full year of service up to a maximum of options on 25,000 shares of Class A Stock in any five year period.

The following table describes non-employee director options held at December 31, 2009 as well as the grant date fair value of options granted in 2009 and numbers of unvested options outstanding, as applicable.

				Total	Value of
				Number of	Unexercised Options (as		Grant Date	Number of
				Options	at December 31,		Fair Value of	Unvested Options
Name	Grant Date	Expiry Date	Exercise Price	Granted	2009)		Equity Awards	Outstanding
					(2)		(1)	(3)

J. L. Bitove	2/25/2007	2/24/2012	$35.03	25,000	$	nil	$335,700	18,750
R. Crystal	1/02/2006	1/01/2011	$19.99	20,000		$6,615	$91,080	10,000
	12/31/2006	12/31/2011	$33.40	5,000	$	nil	$65,445	2,500
W. Ehrhardt(4)	1/1/2009	12/31/2013	$12.88	5,000	$	nil	$15,950	5,000
M.A.M. Keehner(4)	1/1/2009	12/31/2013	$12.88	5,000	$	nil	$15,950	5,000
K. W. McArthur	1/01/2005	12/31/2009	$25.53	5,000	$	nil	$30,285	—
	1/02/2006	1/01/2010	$19.99	5,000		$33,075	$23,745	2,500
	5/17/2009	5/16/2014	$12.33	15,000	$	nil	$52,995	15,000
A.W. Oughtred	2/25/2007	2/24/2012	$35.03	25,000	$	nil	$335,700	18,750
B. Winberg	2/25/2007	2/24/2012	$35.03	25,000	$	nil	$335,700	18,750

Notes to Director Stock Options Table:

(1)	The underlying assumptions and methodology used to value our stock options are described in note 12 to our consolidated financial statements for the year ended December 31, 2009 included in our 2009 Annual Report to Stockholders which accompanies this proxy statement.

(2)	The value of unexercised options is based on the closing price of the Class A Stock on the NYSE on December 31, 2009 of $33.22.

(3)	Stock options held by the non-employee directors vest as follows: 25% on the second anniversary of grant, 25% on the third anniversary of grant, 25% on the fourth anniversary of grant and the balance six months before the expiry date.

(4)	On January 1, 2010 Mr. Ehrhardt and Mr. Keehner were each granted stock options on 5,000 shares of Class A Stock priced at $33.22 per share on the terms described in (3) above pursuant to the automatic grant provisions of the Company’s 2006 Equity Incentive Plan.

Directors’ and Officers’ Insurance

We carry liability insurance for our directors and officers and the directors and officers of our subsidiaries. Between November 30, 2008 and November 30, 2009, our aggregate insurance coverage was $30 million with a $2.5 million deductible and an aggregate annual premium of $850,000. The coverage was renewed for a further year effective November 30, 2009 at an aggregate annual premium of $754,000.

Under our by-laws, we are obligated to indemnify our and our subsidiaries’ directors and officers to the maximum extent permitted by the DGCL. We have entered into indemnity agreements with each of our directors providing for such indemnities.

Stock Ownership of Board Members

For information on the beneficial ownership of securities of the Company by directors and executive officers, see “Security Ownership of Certain Beneficial Owners and Management” below.

Compensation Committee Interlocks and Insider Participation

Messrs. Ehrhardt, Keehner and Winberg served as members of the Compensation Committee for the fiscal year ending December 31, 2009. None of the members of the Compensation Committee is or has ever been one of our officers or employees or been a party to a transaction with our company. No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity.

REPORT OF THE COMPENSATION COMMITTEE

Under its charter, the Compensation Committee is required to discharge the Board of Director’s responsibilities relating to compensation of our senior executive officers and to report on its practices to our stockholders in our annual proxy statement. The Compensation and Stock Option Committee Charter can be found on our website at www.opco.com. The Compensation Committee, comprised of independent directors, reviewed and discussed the following Compensation Discussion and Analysis with our management. In reaching its conclusions, the members of the Compensation Committee were aware of the recent focus of the media, the government and the general population on the compensation of executives and employees of financial service companies. The Compensation Committee believes that our practices align pay practices with corporate success, and that the 2009 compensation payments made to executives and employees were substantially so aligned. Based on their review and discussions, the Compensation Committee approved and recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

     Members of the Compensation and Stock Option Committee

Michael A.M. Keehner — Chairman
William Ehrhardt
Burton Winberg

The Report of the Compensation and Stock Option Committee set forth in this proxy statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis describes the material elements of compensation for our named executive officers identified in the “Summary Compensation Table”, or the Named Executives. The Compensation and Stock Option Committee of the Board, or the Compensation Committee, which is comprised entirely of independent directors, makes all final decisions for the total direct compensation (that is the base salary, bonus awards, stock options and stock awards) of our senior executive officers, including the Named Executives. The Compensation Committee’s recommendations for the total direct compensation of our Chief Executive Officer are subject, in part, to the Performance-Based Compensation Agreement, amended and restated March 15, 2005, which was included as Annex E in our management proxy circular dated March 24, 2005 and for which we received stockholder approval on May 9, 2005. We refer to this agreement in this proxy statement as the Performance-Based Compensation Agreement. The Company has proposed the ratification of an amended and restated performance-based compensation agreement with our Chief Executive Officer described below in Matter No. 3.

Certain processes and procedures of the Compensation Committee are discussed below including its role in dealing with the Chief Executive Officer’s compensation and the compensation of other Named Executives. The Compensation Committee considers recommendations from the Chief Executive Officer with respect to the compensation of Named Executives (other than the Chief Executive Officer), as it does on compensation matters such as year-end incentive compensation and stock and stock option awards for all of our employees.

The day-to-day design and administration of health benefits, the deferred compensation plans and the 401(k) plan and other employee benefit plans and policies applicable to salaried U.S.-based employees in general are handled by our Human Resources, Finance and Legal Departments. The Compensation Committee remains responsible for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies.

For the purposes of determining 2009 executive compensation, the Compensation Committee did not retain compensation consultants although the Compensation Committee may retain compensation consultants when it deems necessary.

Objectives and Policies

The Compensation Committee’s objective is to provide a competitive compensation program with strong and direct links between corporate objectives and financial performance, individual performance and compensation, mindful of our corporate risk management objectives. Our compensation policy with respect to our Named Executives has the following objectives:

•	recruit, motivate, reward and retain the high performing executive talent required to create superior long-term stockholder returns;

•	reward executives for short-term performance as well as growth in enterprise value over the long-term;

•	provide a competitive compensation package relative to peers and competitors; and

•	ensure effective utilization and development of talent by employing appropriate management processes, such as performance appraisal, succession planning and management development.

Our compensation program for senior executive officers, including the Named Executives, consists of the following key elements: a base salary, an annual bonus, grants of share-based compensation (stock options and/or stock awards) and, in the case of the Chief Executive Officer, the Performance-Based Compensation Agreement.

In arriving at its recommendations concerning the specific components of our compensation program, the Compensation Committee considers certain public information about the compensation paid by a group of comparable public U.S. broker-dealers. To this end, the Compensation Committee has reviewed the published information provided in the 2008 proxy statements filed by: Legg Mason, Jefferies Group, Raymond James Financial Inc., Knight Capital Group, Inc., Piper Jaffray Companies, Friedman Billings Ramsay, Stifel Financial Corp., KBW Group, SWS Group Inc., Cowen Group, Ladenberg Thalman Financial Services Inc., Labranche Sanders Morris Harris and JPM Group. At the time of the review. approximately half of this peer group had a higher market capitalization than ours and approximately half of the peer group had a lower market capitalization than ours. The information provided by this peer review was used to ensure that our compensation would be generally competitive with the industry. However, the Compensation Committee does not employ a formal benchmarking strategy or rely upon specific peer-derived targets. The goal of the Compensation Committee is to provide a compensation structure which will enable us to retain and appropriately reward the executive officers that we believe are critical to our long-term success. The Compensation Committee also reviews compensation arrangements to ensure that a portion of the Named Executives’ compensation is directly related to corporate performance, appropriate risk management and other factors that directly and indirectly influence stockholder value.

The Compensation Committee believes potential incentive compensation (annual bonus and to a lesser extent, share-based awards) should generally comprise between 65% to 95% of total compensation for the Named Executives because:

•	these executive officers are in positions to influence corporate direction;

•	tying the majority of total compensation to incentive payments helps ensure focus on our goals;

•	their compensation is “at risk” and will thus depend upon our Company producing financial results that warrant such payments; and

•	the volatile nature of our market-driven business should be reflected in our compensation practices.

The Compensation Committee’s approach has been to approve total compensation including the annual bonus for our Named Executives and other senior executives. The Compensation Committee does not necessarily grant annual share-based awards to employees, including the Named Executives. It considers the number of outstanding share-based awards already awarded to the employee when determining total compensation in any year and the degree to which the employee has a long-term interest in the Company’s success. Upon the expiration of an employee’s share-based awards, the Compensation Committee makes a determination on whether or not to grant new awards and on what terms. All share-based awards are priced at fair value at the grant date.

The Compensation Committee believes that, as stockholders, the Named Executives will be motivated to consistently deliver financial results that build wealth for all stockholders over the long-term. The adoption of accounting guidance on Share-Based Payment, on January 1, 2006, requires us to expense stock options. Since 2006, we granted only a very limited number of stock options and none to the Named Executives, relying instead largely upon stock awards. The Compensation Committee is cognizant of the impact of the accounting guidance on our financial results and will strive to balance the granting of stock options and stock awards with the other objectives of executive compensation set forth above. The Compensation Committee is also limited in its ability to make share-based awards due to the relatively small number of our outstanding Class A Stock and our policy that share-based compensation not exceed 20% of the outstanding Class A Stock. At March 1, 2010, we had stockholder approval to award 1,643,323 shares of Class A Stock pursuant to our share-based awards plans (12.4% of its outstanding Class A and Class B Stock), of which 1,234,193 shares of Class A Stock are the subject of current share-based compensation arrangements and subject to vesting requirements. See discussion under “Stock Option Grants” and “Stock Awards” below.

Compensation arrangements for our senior executive officers (other than the Chief Executive Officer) generally involve a significant component of remuneration which is contingent on our Company’s performance and that of the senior executive officer: the annual bonus (which permits individual performance to be recognized on an annual basis, and which is based, in significant part, on an evaluation of the contribution made by the officer) and share-based awards (which directly relate a portion of compensation to stock price appreciation realized by our stockholders). The Compensation Committee believes that this approach best serves the interests of stockholders by enabling us to structure compensation in a way that meets the requirements of the highly competitive environment in which we operate, while ensuring that senior executive officers are compensated in a manner that advances both our short and long-term interests and those of our stockholders. For the Chief Executive Officer’ compensation arrangements, see discussion under “Chief Executive Officer Compensation” below.

Determination of 2009 Compensation

The Compensation Committee, with recommendations from the Chief Executive Officer, determined all compensation for each Named Executive for 2009 (other than the Chief Executive Officer which compensation it based upon its own judgments). For a discussion of the compensation for the Chief Executive Officer, see the section entitled “Chief Executive Officer Compensation” below.

The Compensation Committee approves each Named Executive’s annual salary, annual bonus and share-based awards by reference to the executive’s position, responsibilities and performance. Some of the factors considered by the Compensation Committee are:

•	the position’s responsibilities relative to our total earnings, use of invested capital, degree of firm capital at risk and the generation of earnings and cash flows,

•	the position’s impact on key strategic initiatives, and

•	the executive’s performance and contributions to the Company.

The Chief Executive Officer assessed each Named Executive’s (other than the Chief Executive Officer’s) performance under the performance assessment policies, and the Compensation Committee assessed the Chief Executive Officer’s performance according to these same criteria and the parameters established under a Performance-Based Compensation Agreement. See discussion under “Chief Executive Officer Compensation” below.

Our performance assessment policy rates performance in different competencies, as follows:

•	strategic thinking;

•	integrity;

•	managing employee performance and morale;

•	financial responsibility;

•	achievement focus;

•	business judgment;

•	planning & organization;

•	leadership;

•	mentoring;

•	relationship building;

•	compliance with regulatory requirements and company policies;

•	profitability of business unit, if applicable;

•	conflict resolution; and

•	communication.

Base Salary.  Salaries paid to senior executive officers (other than the Chief Executive Officer) are reviewed annually by the Compensation Committee considering recommendations made by the Chief Executive Officer to the Compensation Committee, based upon the Chief Executive Officer’s assessment of the nature of the position, and the skills, experience and performance of each senior executive officer, as well as salaries paid by comparable companies in our industry. The Compensation Committee then makes recommendations to the Board of Directors with respect to base salaries. Base salaries paid to senior executive officers in 2009 were not increased from 2008 levels. However, salaries for three senior executive officers (none of whom were Named Executives) were increased modestly in early 2010 to establish a uniform $200,000 salary ceiling for all such employees. See discussion under “Chief Executive Officer Compensation” below.

Annual Bonus.  Bonuses paid to our senior executive officers (other than the Chief Executive Officer) are reviewed annually by the Compensation Committee considering recommendations made by the Chief Executive Officer to the Compensation Committee, based upon the Chief Executive Officer’s assessment of the performance of the Company and his assessment of the contribution of each senior executive officer to that performance. The Compensation Committee then makes recommendations to the Board of Directors with respect to bonuses. Annual bonuses for our senior executive officers were higher in 2009 by approximately 55% compared to 2008 in response to the return to profitability in 2009 compared to operational losses experienced by us in 2008, although not as high as in 2007 when profitability was higher than in 2009. Senior executive officers, including the Chief Executive Officer, may be offered the right to elect to defer a portion of their annual bonus and performance-based compensation under our Executive Deferred Compensation Plan, a non-qualified unfunded plan. In 2009, no officer was given the option to make such a deferral. See discussion under “Chief Executive Officer Compensation” below.

Stock Option Grants.  Under our 2006 Equity Incentive Plan, or EIP, our senior executive officers and employees may be granted stock options or restricted stock awards by the Compensation Committee based upon a variety of considerations, including the date of the last grant made to the officer or employee, as well as considerations relating to the contribution and performance of the specific optionee. In addition, stock option grants may be awarded as a retention tool for new employees. Due to the relatively high cost of expensing stock option awards under applicable accounting guidance, we have limited our use of this form of award.

No Backdating or Spring Loading.  We do not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before the announcement of favorable information, or after the announcement of unfavorable information. Our options are granted by the Compensation Committee at fair market value on a fixed date or event (such as the first regular meeting of the Board of Directors following an employee’s hire), with all required approvals obtained in advance of or on the actual grant date. All grants of options to employees are made by the Compensation Committee, except that the independent directors receive automatic option grants pursuant to the EIP as described under “Director Stock Options” above.

Fair Market Value.  Fair market value has been consistently determined, as required by the EIP, as the share closing price on the NYSE on the grant date.

Stock Awards.  Under either our Employee Share Plan, or the ESP, or under the EIP, our and our subsidiaries’ executive officers and employees (other than the Chief Executive Officer) are granted stock awards by the Compensation Committee based upon recommendations from the Chief Executive Officer and other considerations relating to the contribution and performance of the specific award recipient. In the years 2006 through 2008, a limited number of senior executives and employees, including Mr. Alfano and Mr. Okin who are Named Executives, were offered the opportunity to receive up to 25% of their year-end bonus in Class A Stock. For example, under the terms of this offer, the employee could have elected (in December 2007) with respect to his/her 2008 year-end bonus to purchase Class A Stock at fair market value on a date in the first week of January 2009 which was pre-determined by the Compensation Committee. Such Class A Stock was issued on a “restricted” basis and vested on the first anniversary of issue. As an incentive to invest in the long-term prospects of the Company, the executive was awarded a further number of restricted shares of Class A Stock equal to 15% of the Class A Stock purchased by the executive, which additional restricted Class A Stock vests on the third anniversary date of the award of such stock. The vesting condition requires continuous employment with the Company from grant or issue date to the vesting date. This opportunity was not extended to any officer with respect to the 2009 year-end bonus, and may or may not be reinstated in the future.

In addition, stock awards may be given as an inducement to employment for new employees, an additional reward for employee performance and/or as a retention tool for existing employees. Stock awards are generally subject to a significant vesting period and we believe that these awards are useful in retaining our key executive personnel. On February 25, 2009, we awarded 169,500 shares of restricted Class A Stock to our employees under the ESP, including 75,000 to Mr. A. Lowenthal and 10,000 each to Ms. Roberts and Mr. Alfano subject to 5 year cliff vesting. On January 28, 2010, we awarded 194,500 shares of restricted Class A Stock to our employees under the EIP, including 100,000 to Mr. A. Lowenthal, 10,000 to Mr. Alfano and 5,000 each to Mr. Okin and Ms. Roberts subject to 5 year cliff vesting

Executive Deferred Compensation Plans.  The Executive Deferred Compensation Plan, or EDCP, was established with a dual purpose. The EDCP, together with its sister plan, the Deferred Incentive Plan, or DIP, is maintained to offer certain high-performing financial advisors bonuses which require a mandatory deferral subject to vesting provisions. The EDCP also provides for voluntary deferral of year-end bonuses by our senior executives, which deferral option may or may not be offered in a given year. These voluntary deferrals are not subject to vesting. We do not make contributions to the EDCP for the Named Executives and other senior level executives. Mr. Lowenthal has made voluntary deferrals into the EDCP in past years. The EDCP provides a benefit to participants in that the participant’s year-end bonus can be deferred on a tax free basis until a pre-designated future time. This type of benefit is commonly available to senior executive officers of our competitors and is offered by us in order to remain competitive. The option to defer the 2009 year end bonus was not offered. In addition, the Company is maintaining a deferred compensation plan on behalf of certain employees (none of whom are the Named Executives) who were formerly employed by CIBC World Markets Inc. Further description of the EDCP, the DIP and the deferred plan for former employees of CIBC World Markets Inc. can be found in note 12 to our consolidated financial statements for the year ended December 31, 2009 included in our 2009 Annual Report to Stockholders which accompanies this proxy statement.

Stock Appreciation Rights.  The Company has awarded stock appreciation rights (“OARs”) to certain employees (none of whom are the Named Executives) as part of their compensation package based on a formula reflecting gross production, length of service and client assets. These awards are granted once per year in January with respect to the prior year’s production. The OARs vest five years from the grant date and are settled in cash on vesting. Further description of the OARs can be found in note 12 to our consolidated financial statements for the year ended December 31, 2009 included in our 2009 Annual Report to Stockholders which accompanies this proxy statement.

Benefits.  The Named Executives who are U.S.-based salaried employees participate in a variety of benefits designed to enable us to attract and retain our workforce in a competitive marketplace. We help ensure a productive and focused workforce through reliable and competitive health and other benefits. Deferred compensation and 401(k) plans help employees, especially long-service employees, save and prepare financially for retirement. The Named Executives receive the same benefits as all full-time employees. Our qualified 401(k) Plan allowed employees to contribute up to $16,500 for 2009 plus an additional $5,000 for employees over age 50. Employees may continue to retain their 401(k) Plan account after they leave us so long as their account balance is $5,000 or more. At age 70.5, minimum distributions must begin. Ms. Roberts, who is a Canadian-based salaried employee, only receives health benefits.

We do not sponsor a pension plan for our employees.

Perquisites.  The Named Executives, along with other senior management employees, are provided a limited number of perquisites whose primary purpose is to minimize distractions from the executive’s attention to important corporate matters. An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties. An item that is not integrally and directly related to the performance of the executive’s duties is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for our convenience, unless it is generally available on a non-discriminatory basis to all employees.

We provide the following perquisites, all of which are quantified in the “Summary Compensation Table” below and detailed in the “All Other Compensation Table” below.

Parking — Mr. Lowenthal, Mr. Okin and Ms. Roberts have company-paid parking arrangements.

We do not provide the Named Executives with any other perquisites, such as split-dollar life insurance, reimbursement for legal counseling for personal matters, or tax reimbursement payments. We do not provide loans to executive officers, other than margin loans in margin accounts with us in connection with the purchase of securities (including our securities) which margin accounts are substantially on the same terms, including interest rates and collateral, as those prevailing from time to time for comparable transactions with non-affiliated persons and do not involve more than the normal risk of collectibility. See“Certain Relationships and Related Party Transactions” below.

Separation and Change in Control Arrangements.  Our Named Executives are not eligible for benefits and payments if employment terminates in a separation or if there is a change in control, except for Mr. Alfano as described in note 2 to the Summary Compensation Table below.

Chief Executive Officer Compensation

Mr. A.G. Lowenthal, our Chairman of the Board and Chief Executive Officer, is paid an annual base salary set by the Compensation Committee, plus performance-based compensation under the Performance-Based Compensation Agreement and, at the discretion of the Compensation Committee, is eligible for bonuses and grants of stock options and restricted stock.

On March 15, 2005, we entered into the Performance-Based Compensation Agreement with Mr. Lowenthal, which was approved by the Class B Stockholders on May 9, 2005. The purpose of the Performance-Based Compensation Agreement is to allow the Compensation Committee to set the annual terms under which Mr. Lowenthal’s annual performance-based compensation is to be calculated during the term thereof. Mr. Lowenthal’s role in determining our success or failure has greater bearing on our ultimate results and financial condition than our other executive officers’ because of the nature of his position as Chief Executive Officer. Therefore, the Compensation Committee has determined that a high proportion of his compensation should be subject to variability on both the upside and the downside to reflect our Company’s results.

In March of 2009, the Compensation Committee established performance goals under the Performance-Based Compensation Agreement entitling Mr. Lowenthal to a Performance Award under the Performance-Based Compensation Agreement for the year 2009 of an aggregate of up to $5 million (the maximum bonus available in a single year) determined by the application of a formula based on the following components: (a) an amount equal to 5% of the amount by which our total revenues less interest income for the year ended December 31, 2009 exceeds $860,000; plus (b) an amount equal to $1.5 million if our consolidated profit before income taxes for the year ended December 31, 2009 is equal to $10 million or more; (i) 6.5% of the amount by which our consolidated profit before income tax for the year ended December 31, 2009 is greater than $10 million and less than $40 million; plus (ii) 4% of the amount by which our consolidated profit before income tax for the year ended December 31, 2009 is greater than $40 million; plus (c) an amount equal to $500,000 if the Company is successfully established in the United States as a Delaware company during 2009; plus (d) an amount equal to $1 million if the closing price of the Class A Stock on the NYSE (the “Market Value”) of one share of Class A Stock at December 31, 2009 is equal or greater than $25.00 per share; plus the amount by which the Market Value of one share of Class A Stock at December 31, 2009 exceeds $25.00 multiplied by 100,000 shares. The application of the 2009 formula as set out above produced a bonus of $5 million for fiscal 2009, of which Mr. Lowenthal declined all but approximately $2.2 million. In February 2009 and in January 2010, the Compensation Committee awarded Mr. Lowenthal 75,000 and 100,000 shares of Class A Stock, respectively, as a stock award; the latter together with his incentive-based compensation totaling approximately the amount earned under the 2009 formula. Mr. Lowenthal’s bonus is included in the “Summary Compensation Table” below. In March of 2009, the Compensation Committee set Mr. Lowenthal’s base salary for 2009 at $500,000 and has determined not to adjust it in 2010.

The Performance-Based Compensation Agreement includes a limitation on the maximum performance award available to Mr. Lowenthal in any single year for which it is effective. The Compensation Committee may also set a “cap” on Mr. Lowenthal’s total performance award under the Performance-Based Compensation Agreement which can be less than the maximum under the Performance-Based Compensation Agreement. The Company has proposed the ratification of an amended and restated performance-based compensation agreement with our Chief Executive Officer described below in Matter No. 3.

U.S. Internal Revenue Code Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction for annual compensation (other than compensation that qualifies as performance-based compensation within the meaning of Section 162(m)) in excess of $1 million paid to our Chief Executive Officer and our three other most highly compensated executive officers, other than the Chief Executive Officer and the Chief Financial Officer, whose compensation is required to be disclosed in this proxy statement. Messrs. Alfano, Okin and Robinson are not subject to Section 162(m) because they are not executive officers of the Company and we are not required to disclose their compensation. The Performance-Based Compensation Agreement for the Chief Executive Officer was adopted and approved by the Class B Stockholders so that it would satisfy the requirements for performance-based compensation.

To the extent consistent with our general compensation objectives, the Compensation Committee considers the potential effect of Section 162(m) on compensation paid to our executive officers. However, the Compensation Committee reserves the right to award and recommend the awarding of non-deductible compensation in any circumstances it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts to qualify, that the compensation paid by us to our executive officers will in fact satisfy the requirements for the exemption from the Section 162(m) deduction limit.

Summary Compensation Table
For the Year Ended December 31, 2009

The following table sets forth the total annual compensation paid or accrued by us to or for the account of our Chief Executive Officer, and our President, Treasurer and Chief Financial Officer, for the three years ended December 31, 2009, our only officers whose total cash compensation exceeded $100,000 for the year ended December 31, 2009. In an effort to provide more complete disclosure, the table also lists the next three most highly paid executive officers of our principal subsidiaries, Oppenheimer & Co. and Oppenheimer Asset Management, whose total cash compensation for the year ended December 31, 2009 exceeded $100,000. The three executive officers of Oppenheimer & Co. Inc. and Oppenheimer Asset Management appearing in the table below are not officers of Oppenheimer Holdings Inc., and they do not perform policy making functions for Oppenheimer Holdings Inc.

							Change in
							Pension Value and
				Stock		Non-Equity	Nonqualified Deferred	All Other
Name and		Salary	Bonus	Awards	Option	Incentive Plan	Compensation Earnings	Compensation
Principal Position	Year	($)	($)	($)	Awards ($)	Compensation	($)	($)	Total ($)
(a)	(b)	(c)	(d) (1)	(e) (2)	(f) (2)	(g) (1)	(h) (3)	(i) (4)	(j)

A. G. Lowenthal	2009	$500,000	—	$549,750	—	$2,198,622	—	$5,750	$3,248,372
Chairman, CEO and	2008	$500,000	—	$953,250	—	—	—	$5,750	$1,459,000
Director of the	2007	$500,000	—	—	—	$5,000,000	—	$40,741	$5,540,741
Company and Oppenheimer
E. K. Roberts	2009	$225,000	$250,000	$73,300	—	—	—	$2,700	$551,000
President,	2008	$225,000	$150,000	$381,300	—	—	—	$2,700	$759,000
Treasurer, CFO	2007	$200,000	$500,000	—	—	—	—	$30,675	$855,916
and Director of the Company and Treasurer of Oppenheimer
Jeffrey Alfano	2009	$275,000	$500,000	$73,300	—	—	—	—	$848,300
Executive	2008	$275,000	$437,500	$381,300	—	—	—	—	$1,093,800
Vice-President and	2007	$275,000	$637,500	—	—	—	—	—	$912,500
CFO, Oppenheimer & Co. Inc.
Robert Okin	2009	$200,000	$650,000	—	—	—	—	$5,750	$855,750
Executive	2008	$200,000	$425,000	$381,300	—	—	—	$12,156	$1,018,456
Vice-President,	2007	$200,000	$1,500,000	—	—	—	—	$19,736	$1,719,736
Oppenheimer & Co. Inc.
Thomas Robinson	2009	$200,000	$750,000	—	—	—	—	—	$950,000
President,	2008	$200,000	$800,000	—	—	—	—	—	$1,000,000
Oppenheimer Asset	2007	$200,000	$1,500,000	—	—	—	—	—	$1,700,000
Management

Notes to Summary Compensation Table:

(1)	The Bonus and Non-Equity Incentive Plan Compensation amounts are not reduced by the Named Executive’s election, if any, to defer receipt of bonuses into the EDCP or an election to convert a portion of his or her bonus into the purchase of Class A Stock. None of these conditions applied in 2009.

(2)	The values of stock options (granted under the EIP) and stock awards (granted under the ESP or EIP) represent the grant date fair value of awards granted in the fiscal year. The underlying assumptions and methodology used to value our stock options and stock awards are described in note 12 to our consolidated financial statements for the year ended December 31, 2009 included in our 2009 Annual Report to Stockholders which accompanies this proxy statement. Details of stock options and stock awards held by the Named Executives appear in the “Outstanding Equity Awards Table” and notes thereto, appearing below.

In connection with the terms of his employment, in April 2006, Mr. Alfano was awarded 25,000 restricted shares of Class A Stock under the ESP which are subject to a five year service requirement and which cliff-vest on April 26, 2011. In addition, on April 27, 2006, Mr. Alfano was granted an option on 10,000 shares of Class A Stock which vests as follows: 25% on April 27, 2008; 25% on April 27, 2009; 25% on April 27, 2010; and 25% on October 27, 2010 and expires on April 26, 2011. Mr. Alfano’s restricted stock and option awards immediately vest upon a change of control of more than 50% of the Class B Stock of the Company or the sale of Oppenheimer. The intrinsic value of Mr. Alfano’s restricted stock and options awards assuming a change of control or sale of Oppenheimer on December 31, 2009 is $897,700.

(3)	We offer a nonqualified deferred compensation plan into which senior executives, including the U.S. Named Executives, may elect to defer some or all of their year-end bonuses. No above-market earnings were recorded. Details about the earnings from the EDCP appear below in the “Nonqualified Deferred Compensation Table.”

(4)	See the chart below — “All Other Compensation Table” — for a description of the amounts appearing in column (i). All other compensation includes perquisites.

All Other Compensation Table
For the Year Ended December 31, 2009

Parking
(a)

A. G. Lowenthal	$5,750
E.K. Roberts	$2,700
J. Alfano	—
R. Okin	$5,750
T. Robinson	—

Notes to All Other Compensation Table:

(a)	We have three parking spaces at 125 Broad Street, New York, NY which are included in the terms of the lease for the head-office premises. Mr. Lowenthal and Mr. Okin use two of these spaces. The cost ascribed to the parking spaces reflects current commercial terms. Ms. Roberts is provided with a parking space at 20 Eglinton Avenue West, Toronto, Ontario.

Grants of Plan-Based Awards Table
For the Year Ended December 31, 2009

All Other
Stock
Awards:
Number of
		Estimated Future Payouts Under			Shares of	Grant Date Fair
		Non-Equity Incentive Plan Awards			Stock or	Value of Equity
		Threshold	Target	Maximum	Units	Awards
Name	Grant Date	($)	($)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)

A.G. Lowenthal (1)	3/26/2009	—	—	$5 million	—	—
E.K. Roberts	—	—	—	—	—	—
J. Alfano	—	—	—	—	—	—
R. Okin	—	—	—	—	—	—
T. Robinson	—	—	—	—	—	—

Notes to Grants of Plan-Based Awards Table:

(1)	Mr. Lowenthal’s compensation is subject to an Amended and Restated Performance-Based Compensation Agreement dated March 15, 2005 which limits his annual bonus to $5 million. The Performance-Based Compensation Agreement covers years through December 31, 2010. Under the formula, Mr. Lowenthal earned $5 million for fiscal 2009, of which he declined all but $2,198,622 and that is reflected in Mr. Lowenthal’s non-equity incentive plan compensation reported for fiscal 2009 in column (g) of the “Summary Compensation Table.” The Company has proposed the ratification of an amended and restated performance-based compensation agreement with our Chief Executive Officer described below in Matter No. 3.

Outstanding Equity Awards Table
As of December 31, 2009

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive	Equity Incentive
	Number		Plan Awards:						Plan Awards:	Plan Awards:
	of	Number of	Number			Number of			Number of	Market or Payout
	Securities	Securities	of Securities			Shares or		Market Value	Unearned Shares	Value of
	Underlying	Underlying	Underlying			Units of		of Shares or	or Units or	Unearned Shares,
	Unexercised	Unexercised	Unexercised			Stock		Units of Stock	Other Rights	Units or Other
	Options	Options	Unearned	Option	Option	That Have		That Have	That Have	Rights That Have
	(#)	(#)	Options	Exercise	Expiry	Not Vested		Not Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	Price ($)	Date	(#)		($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(7) (h) (5)	(i)	(j)

									—	—
A.G. Lowenthal	—	—	—	—	—	25,000	(1)	$830,500	—	—
						75,000	(2)	$2,491,500	—	—
E.K. Roberts	—	—	—	—	—	10,000	(1)	$332,200	—	—
						10,000	(2)	$332,200	—	—
J. Alfano	5,000	5,000	—	$24.60	4/26/2011	—		—	—	—
						10,000	(1)	$332,200	—	—
						10,000	(2)	$332,200	—	—
						25,000	(3)	$830,500	—	—
						548	(4)	$18,205	—	—
						1,124	(5)	$37,339	—	—
R. Okin						10,000	(1)	$332,200
	—	—	—	—	—	750	(6)	$24,915	—	—
T. Robinson	—	—	—	—	—	—		—	—	—

Notes to Outstanding Equity Awards Table:

(1)	Stock awards to the Named Executives were granted on January 29, 2008 and vest on January 28, 2011, subject to the individual being employed by the Company on the vesting date.

(2)	Stock awards to the Named Executives were granted on February 26, 2009 and vest on February 24, 2014, subject to the individual being employed by the Company on the vesting date.

(3)	Stock award to the Named Executive granted on April 27, 2006 and vests on April 26, 2011, subject to the individual being employed by the Company on the vesting date.

(4)	Stock award to the Named Executive granted on January 4, 2008 and vests on January 15, 2011, subject to the individual being employed by the Company on the vesting date. The award represents 15% of the number of shares taken in lieu of cash with respect to the individual’s 2007 year end bonus.

(5)	Stock award to the Named Executive granted on January 30, 2009 and vests on January 15, 2012, subject to the individual being employed by the Company on the vesting date. The award represents 15% of the number of shares taken in lieu of cash with respect to the individual’s 2008 year end bonus.

(6)	Stock award to the Named Executive granted on January 15, 2007 and vested on January 15, 2010. The award represents 15% of the number of shares taken in lieu of cash with respect to the individual’s 2006 year end bonus.

(7)	The market value is based on the closing price of the Class A Stock on the NYSE on December 31, 2009 of $33.22.

Options Exercised and Stock Vested
For the Year Ended December 31, 2009

	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise($)	on Vesting (#)	on Vesting ($)
(a)	(b)	(c)	(d)	(e)

A. G. Lowenthal	—	—	—	—
E. K. Roberts	—	—	—	—
J. Alfano	—	—	—	—
R. Okin	—	—	650	$8,060
T. Robinson	5,000	$45,724	—	—

Nonqualified Deferred Compensation Table
For the Year Ended December 31, 2009

	Executive	Registrant	Aggregate
	Contributions in	Contributions in	Earnings (loss) in 2009	Aggregate Balance
Name	2008 ($)	2008 ($)	($)	at 12/31/09 ($)
(a)	(b)	(c)(2)	(d)(2)	(e)(2)

A. G. Lowenthal(1)	$—	—	$1,248,545	$8,291,770
E. K. Roberts	$—	—	—	—
J. Alfano	$—	—	—	—
R. Okin	$—	—	—	—
T. Robinson	$—	—	—	—

Notes to Nonqualified Deferred Compensation Table:

(1)	Mr. Lowenthal did not make a contribution in 2009 to our Nonqualified Deferred Compensation Plan.

(2)	We do not make contributions to the EDCP with respect to the voluntary deferrals. The aggregate balances shown in column (e) of the table above represent amounts that the Named Executives earned as year-end bonuses but elected to defer (included as part of the amount in column g, if any, of the Summary Compensation Table above), plus earnings (or losses). Such earnings (or losses) for fiscal 2009 are reflected in column (d) of the Nonqualified Deferred Compensation Table. Account balances are invested in phantom investments selected by the Named Executives from a menu of deemed investment choices. Participants may change their deemed investment choices quarterly. When participants elect to defer amounts into the EDCP, they also elect when the amounts will ultimately be paid out to them. Distributions may either be made in a specific future year or at a time that begins after retirement. In accordance with Section 409A of the Code, in general, distribution schedules cannot be accelerated (other than for hardship) and to delay distribution, the participant must make such an election at least one year before distribution would otherwise have commenced and the new distribution must be delayed a minimum of five years after distribution would have initially begun. The deferred amount is a liability of the Company and subject to the risks of the business.

Potential Payments Upon Termination or Change-in-Control

None of the Named Executives (nor any other senior executives or employees) have arrangements with us which would result in potential payments upon termination or which would result in potential payments upon a change-in-control except for Mr. Alfano. See note 2 to the Summary Compensation Table above.

Compensation Policies and Risk

The Compensation Committee, the Board as a whole and senior management believes that the Company’s compensation policies and practices are not likely to have a material adverse effect on the Company. The Company is necessarily in the business of taking risks to facilitate its customer-oriented businesses and, to a much lesser extent, certain proprietary trading activities; as a result there is no assurance that the Company will not sustain trading or other losses in pursuing its businesses. However, in that context, we believe our compensation policies, together with our control systems and risk management procedures, generally act as mitigation against, rather than an encouragement of, employees taking excessive risk exposure with firm capital.

A substantial portion of the Company’s incentive compensation practices are related to employees situated in departments who do not use firm financial risk in conducting their advisory-style businesses. Other commitment and underwriting-related activities (which do involve firm-level risk) are regularly monitored by the firm’s Commitment Committees, and such risks are further mitigated by the practice of paying modest salaries and year-end-only bonuses to the managers and employees in these activities.

For activities in the firm which do take frequent firm risk positions in conducting their businesses, the Company employs various risk controls, trading reserves and compensation holdback policies which are designed to protect the firm against excessive risk-taking with firm capital. These include generally conservative position limits, monthly and quarterly compensation hold-back and/or charge-backs as well as year-end carry-over policies for groups that are compensated on monthly or quarterly intervals. In addition, for some trading groups, extraordinary mark-down policies are imposed that are designed to prevent holding stale or unsalable inventories; and for others, compensation accrual at settlement date rather than trade date is utilized where appropriate. We also employ strict price monitoring policies for reviewing trading positions and the monitoring of all such prices by a group reporting directly to the CFO outside the control of interested individual department heads.

Our senior department managers in areas which employ firm risk capital are paid modest salaries and year-end-only bonuses from the aggregate results of their departments, a mitigating factor against excessive risk-taking within their areas of responsibility. We also have a substantial mitigating effect against excessive risk-taking by our employees due to our Chief Executive Officer’s incentive compensation arrangement which is annual, includes diverse criteria for any incentive payments and includes a cap on any earned incentive payment amount.

Our Compensation and Audit Committees coordinate their activities and oversight where compensation and risk activities intersect and, since February 2009, the Board conducted ongoing risk-oriented reviews of firm operating units presented by management concurrently with most Audit Committee meetings.

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

As required by the Nominating and Corporate Governance Committee’s Charter, the Nominating and Corporate Governance Committee reports as follows:

•	The Nominating and Corporate Governance Committee is responsible for maintaining and developing governance principles consistent with high standards of corporate governance.

•	The Nominating and Corporate Governance Committee assessed the composition and size of the Board of Directors and determined that the incumbent directors are performing effectively and has recommended that the slate remain unchanged.

•	The Nominating and Corporate Governance Committee determined that Messrs. Bitove, Crystal, Ehrhardt, Keehner, McArthur, Oughtred and Winberg are independent in accordance with our independence standards. In addition, the Nominating and Corporate Governance Committee monitored director attendance at Board of Directors and committee meetings and determined that all directors, except one who had health issues, attended 100% of meetings and that such attendance meets acceptable standards.

•	The Nominating and Corporate Governance Committee supervised the Board of Directors’ annual review of our Corporate Governance Guidelines.

     Members of the Nominating and Corporate Governance Committee

Richard Crystal — Chairman
John L. Bitove
Michael A.M. Keehner

REPORT OF THE AUDIT COMMITTEE

As required by our Audit Committee Charter, the Audit Committee reports as follows.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. It meets with management and our internal audit group and independent auditors regularly and reports the results of its activities to the Board of Directors. In this connection, the Audit Committee has done the following with respect to fiscal 2009:

•	Reviewed and discussed with our management and PricewaterhouseCoopers LLP, our unaudited quarterly reports on Form 10-Q and quarterly reports to stockholders for the first three quarters of the year;

•	Reviewed and discussed our audited financial statements and annual report on Form 10-K for the fiscal year ended December 31, 2009 with our management and PricewaterhouseCoopers LLP;

•	Reviewed and discussed with our internal auditors their internal control program for the year, the internal audits conducted during the year, and their testing of internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002;

•	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61 (American Institute of Certified Public Accountants Codification of Statements on Auditing Standards), as amended;

•	Received written disclosure from PricewaterhouseCoopers LLP as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed with PricewaterhouseCoopers LLP its independence; and

•	Discussed with management and with PricewaterhouseCoopers LLP the documentation and testing of our internal accounting controls in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

Based on the foregoing, the Audit Committee recommended to the Board of Directors our audited financial statements for the year ended December 31, 2009 prepared in accordance with GAAP be included in our 2009 Annual Report to Stockholders and in the Annual Report on Form 10-K for the year ended December 31, 2009.

     Members of the Audit Committee

William Ehrhardt — Chairman
Michael A.M. Keehner
Kenneth W. McArthur
Burton Winberg

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our authorized capital includes 99,680 shares of Class B Stock all of which are issued and outstanding, and 50,000,000 of shares of Class A Stock of which 13,243,052 shares of Class A Stock were outstanding, and 50,000,000 shares of Preferred Stock none of which were outstanding as of March 1, 2010.

The following table sets forth certain information regarding the beneficial ownership of each class of our stock as of March 1, 2010, with respect to (i) each person known by us to beneficially own, or exercise control or discretion over, more than 5% (except as otherwise indicated) of any class of our stock, (ii) each of our directors and nominees for director, (iii) each of our executive officers named in the “Summary Compensation Table” set forth herein and (iv) our directors, nominees for director and executive officers as a group. The address of each beneficial owner for which an address is not otherwise indicated is: c/o Oppenheimer Holdings Inc., 125 Broad Street, New York, NY 10004.

For purposes of the table, beneficial ownership is determined pursuant to Rule 13d-3 of the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of stock which such person or group has the right to acquire within 60 days after March 1, 2010. The percentage of shares deemed outstanding is based on 13,243,052 shares of Class A Stock and 99,680 shares of Class B Stock outstanding as of March 1, 2010. In addition, for purposes of computing the percentage of Class A Stock owned by each person, the percentage includes all Class A Stock issuable upon the exercise of outstanding options held by such persons within 60 days after March 1, 2010.

There are no outstanding rights to acquire beneficial ownership of any Class B Stock.

Mr. A.G. Lowenthal has advised us that he intends to vote all of the Class B Stock owned and controlled by him for each of the matters referred to in the Notice of Meeting to be voted on at the Meeting, including Matter No. 3, the approval of a Performance-Based Compensation Agreement between the Company and Mr. Lowenthal.

	Class A Stock		Class B Stock
Name of Beneficial Owner	Shares	%	Shares	%

Private Capital Management, L.P. (1)	1,289,922	9.7%	—	—
GMT Capital Corp. (2)	886,812	6.7%	—	—
Howson Tattersall Investment Counsel Limited (3)	797,719	6.0%	—	—
River Road Asset Management, LLC (4)	705,730	5.3%	—	—
Executive Officers, Directors, and Others
Albert G. Lowenthal (5)	2,827,471	21.4%	96,073	96.4%
J. Alfano (6)	18,650	*	60	*
J.L. Bitove (7)	12,890	*	20	*
R. Crystal (8)	12,300	*	—	—
W. Ehrhardt	1,000	*	—	—
M.A.M. Keehner	1,000	*	—	—
K.W. McArthur (9)	53,200	*	—	—
R. Okin (10)	65,456	*	—	—
A.W. Oughtred (11)	18,000	*	—	—
E.K. Roberts	176,822	1.3%	120	*
T. Robinson	—	—	—	—
B. Winberg (12)	21,300	*	—	—
Executive Officers and Directors as a group (12 persons)	3,208,089	24.2%	96,273	96.6%

* Less than 1%

(1)	Based solely on a Schedule 13G filed with the SEC on May 12, 2008 by Private Capital Management, L.P. (“PCM”), all such shares are beneficially owned by PCM, a registered investment advisor. PCM has sole voting power and sole dispositive power of 190,404 shares of Class A Stock. PCM has shared voting power and shared dispositive power of 1,690,092 shares of Class A Stock. PCM exercises shared voting authority with respect to Class A Stock held by those PCM clients that have delegated proxy voting authority to PCM. Such delegation may be granted or revoked at any time at the client’s discretion. PCM disclaims beneficial ownership of Class A Stock over which it has dispositive power and disclaims the existence of a group. The address of PCM is 8889 Pelican Bay Blvd., Suite 500, Naples, FL 34108.

(2)	Based solely on a Schedule 13G/A filed with the SEC on July 22, 2009 by Bay Resource Partners, L.P. (“Bay”), Bay II Resource Partners, L.P. (“Bay II”), Bay Resource Partners Offshore Fund, Ltd. (“Offshore Fund”), GMT Capital Corp. (“GMT Capital”) and Thomas E. Claugus. Bay has shared voting and dispositive power with respect to 219,900 shares of Class A Stock. Bay II has shared voting and dispositive power with respect to 206,000 shares of Class A Stock. Offshore Fund has shared voting and dispositive power with respect to 430,012 shares of Class A Stock. GMT Capital has shared voting and dispositive power with respect to 886,812 shares of Class A Stock. Mr. Claugus has shared voting and dispositive power with respect to 886,812 Class A Shares and sole voting and dispositive power with respect to an additional 27,100 shares of Class A Stock. GMT Capital, the general partner of Bay and Bay II, has the power to direct the affairs of Bay and Bay II, including the voting and disposition of Class A Stock. As the discretionary investment manager of the Offshore Fund and certain other accounts, GMT Capital has power to direct the voting and disposition of Class A Stock held by the Offshore Fund and such accounts. Mr. Claugus is the President of GMT Capital and in that capacity directs the operations of each of Bay and Bay II and the voting and disposition of Class A Stock held by the Offshore Fund and separate client accounts managed by GMT Capital. The address of the business office of each of the above entities is 2100 RiverEdge Parkway, Ste. 840, Atlanta, GA 30328.

(3)	Based solely on a Schedule 13D filed with the SEC on September 24, 2008 by Howson Tattersall Investment Counsel Limited (“HTIC”), all such Class A Stock are beneficially owned by HTIC, a Canadian corporation. HTIC has sole voting power and sole dispositive power of all such Class A Stock. The address of HTIC is 70 University Avenue, Suite 1100, Toronto, Ontario, Canada M5J 2M4.

(4)	Based solely on a Schedule 13G filed with the SEC on February 16, 2010 by River Road Asset Management, LLC (“RRAM”), all such Class A Stock are beneficially owned by RRAM, a registered investment advisor. RRAM has sole dispositive power of 705,730 shares of Class A Stock and sole voting power of 570,046 shares of Class A Stock. The address of RRAM is 462 S. 4th St., Suite 1600, Louisville, KY 40202.

(5)	With respect to the Class A Stock, Mr. Lowenthal is the sole general partner of Phase II Financial L.P., a New York limited partnership, which is the record holder of 2,814,332 shares of Class A Stock. Mr. Lowenthal holds 11,773 shares of Class A Stock through the Oppenheimer 401(k) Plan, and 1,366 shares of Class A Stock directly. With respect to the Class B Stock, Phase II Financial Inc., a Delaware corporation wholly-owned by Mr. Lowenthal, is the holder of record of all such shares.

(6)	Mr. Alfano holds 11,150 shares of Class A Stock directly and 7,500 shares of Class A Stock are beneficially owned in respect of Class A Stock issuable on the exercise of options under the EIP.

(7)	Mr. Bitove holds 480 shares of Class A Stock directly and 12,500 shares of Class A Stock are beneficially owned in respect of Class A Stock issuable on the exercise of options under the EIP.

(8)	Mr. Crystal owns 4,300 shares of Class A Stock directly and 8,000 shares of Class A Stock are beneficially owned in respect of Class A Stock issuable on the exercise of options under the EIP.

(9)	Mr. McArthur owns 25,000 shares of Class A Stock directly, 25,700 shares of Class A Stock are held through Shurway Capital and 2,500 shares of Class A Stock are beneficially owned in respect of Class A Stock issuable on the exercise of options under the EIP.

(10)	Mr. Okin owns 64,735 shares of Class A Stock directly and 721 shares of Class A Stock through the Oppenheimer 401(k) Plan.

(11)	Mr. Oughtred owns 5,500 shares of Class A Stock directly and 12,500 shares of Class A Stock are beneficially owned in respect of Class A Stock issuable on the exercise of options under the EIP. Mr. Oughtred’s wife owns 1,300 shares of Class A Stock directly.

(12)	Mr. Winberg owns 8,800 shares of Class A Stock directly and 12,500 shares of Class A Stock are beneficially owned in respect of Class A Stock issuable on the exercise of options under the EIP.

There are no arrangements, known to us, the operation of which may at a subsequent date result in a change of control of our company.

All Class A Stock authorized under the EIP have been approved by the Class B Stockholders. A description of the 2006 Equity Incentive Plan appears in note 12 of our consolidated financial statements for the year ended December 31, 2009 included in our 2009 Annual Report to Stockholders which accompanies this proxy statement. The 1996 EIP expired on April 19, 2006 and was replaced by the 2006 EIP effective December 11, 2006. Class A Stock authorized for issuance under the Equity Incentive Plans as of December 31, 2009 is as follows:

	Number of		Number of
	Shares of Class A		Shares of Class A
	stock to be issued	Weighted average	Stock remaining
	upon exercise of	exercise price of	available for
Plan	outstanding options	outstanding options	future issuance

1996 Equity Incentive Plan	118,157	$22.78	0
2006 Equity Incentive Plan	292,550	$36.45	495,860
April 27, 2006 Equity Incentive Award	10,000	$26.50	0

Class A Stock authorized for issuance under the Oppenheimer Employee Share Plan, or the ESP, as at December 31, 2009 is as follows: All Class A Stock authorized for issue under the ESP has been approved by our stockholders.

Number of
Shares of Class A
Number of Shares of Class A	Weighted Average	Stock Remaining
Stock to be Issued	Exercise Price of	Available for
Upon Vesting of	Outstanding	Future Issuance
Grants Under the ESP	ESP Grants	Under the ESP

753,022	$27,13	98,785

We issued warrants for the purchase of 1,000,000 shares of Class A Stock at a price of $48.62 per share exercisable five years from closing of the CIBC Acquisition to CIBC in connection with the January 14, 2008 acquisition. See note 19 to our consolidated financial statements for the year ended December 31, 2009 included in our 2009 Annual Report to Stockholders which accompanies this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file by specific dates with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. We are required to report in this proxy statement any failure of our directors and executive officers and greater than ten percent stockholders to file by the relevant due date any of these reports during the preceding fiscal year (or, to the extent not previously disclosed, any prior fiscal year).

To our knowledge, based solely on review of copies of such reports furnished to us during the fiscal year ended December 31, 2009 and representations made to us by such persons, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with, except that Messrs. Ehrhardt, Keehner, Lowenthal and McNamara and Ms. Roberts were each late in filing one Form 4 with respect to share-based awards granted under our Plans. All Section 16(a) filing requirements are currently up to date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Indebtedness of Directors and Executive Officers

The following sets out information with respect to the aggregate indebtedness of our directors and executive officers under securities purchase and other programs. On December 31, 2009 and since that date, none of our directors and the executive officers were or have been indebted to us, except as follows:

Indebtedness Of Directors And Executive Officers Under (1) Securities Purchase And (2) Other Programs

Financially
		Largest	Amount	Assisted
		Amount	Outstanding as	Securities		Amount
	Involvement of	Outstanding	at March 1,	Purchases		Forgiven
	Company or	During 2009	2010	During 2009	Security for	During 2009
Name and Principal Position	Subsidiary	($)	($)	(#)	Indebtedness	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)

Securities Purchase Programs
N/A
Other Programs
A.G. Lowenthal	Oppenheimer Margin Account	$250,435	Nil	—	Margined securities	—

During the year 2009 certain of our directors, executive officers and senior officers of Oppenheimer & Co., our subsidiary, maintained margin accounts with Oppenheimer & Co. in connection with the purchase of securities (including our securities). These margin accounts are substantially on the same terms, including interest rates and collateral, as those prevailing from time to time for comparable transactions with non-affiliated persons and do not involve more than the normal risk of collectibility.

Other Relationships and Transactions

Robert Lowenthal, the son of A.G. Lowenthal, our Chairman of the Board and Chief Executive Officer, is the Senior Managing Director of Oppenheimer & Co.’s Taxable Fixed Income Trading Department and is compensated on the same basis as other senior managing directors of our capital markets departments.

Andrew Crystal, the brother of R. Crystal, one of our directors, and the first cousin of A.G. Lowenthal, our Chairman of the Board and Chief Executive Officer, is an Oppenheimer & Co. financial advisor and is compensated on the same basis as other Oppenheimer & Co. financial advisors.

Our Code of Conduct and Business Ethics contains prohibitions and restrictions on our directors, executive officers and other employees from entering into or becoming involved in situations which could give rise to conflicts of interest with us. Our directors, senior executives and employees and our subsidiaries are required to avoid investments or other interests and associations that interfere, might interfere or might be perceived to interfere, with the independent exercise of judgment in our best interests.

Our directors, senior executives and employees may not advance their personal interests at our expense nor may they personally take or benefit from opportunities arising from their employment with us.

ISSUER BID

On May 27, 2009, we announced that during the period commencing June 2, 2009 and ending December 31, 2009 we intended to purchase up to 600,000 shares of our Class A Stock by way of an Issuer Bid through the facilities of the NYSE, representing approximately 5% of the outstanding Class A Stock. We purchased 50,000 shares of Class A Stock in fiscal 2009 under a previously announced Issuer Bid at an average price of $11.18 per share. All stock purchased by us pursuant to Issuer Bids are cancelled. We did not renew the Issuer Bid after it expired on December 31, 2009 but we may, at our option, announce another Issuer Bid in the future. Effective December 22, 2008, our Senior Secured Credit Note requires a pay down of principal equal to the cost of any share repurchases made pursuant to the Issuer Bid.

MATTER NO. 2 — APPOINTMENT OF INDEPENDED REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has nominated PricewaterhouseCoopers LLP for reappointment as our independent registered public accounting firm or auditors for the 2010 fiscal year. The Audit Committee intends to fix the remuneration of the auditors. The appointment of auditors and the authorization of the Audit Committee to fix the remuneration of the auditors requires the affirmative vote of a simple majority of the Class B Stock voted at the Meeting.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will be given the opportunity to make a statement, if they desire, and to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010 AND FOR THE AUTHORIZATION OF THE AUDIT COMMITTEE TO FIX THE AUDITOR’S REMUNERATION.

PRINCIPAL ACCOUNTING FEES AND SERVICES

PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1993. PricewaterhouseCoopers LLP has advised us that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in us or any of our affiliates other than as our auditor.

The fees billed to us and our subsidiaries by PricewaterhouseCoopers LLP during the years 2009 and 2008 in connection with services provided in such year were as follows:

	Year ended December 31
	2009	2008

Audit fees	$1,060,000	$1,200,000
Audit-related fees	23,750	Nil
Tax fees	290,350	8,620
All other fees	Nil	Nil
	$1,374,100	$1,208,620

The 2009 audit fees include the fees for the audit of our annual consolidated financial statements for the year 2009 and the review of the quarterly financial statements included in the Forms 10-Q filed by us and the interim reports to stockholders sent to stockholders during the year. During 2009, PricewaterhouseCoopers LLP provided tax compliance services for us in the U.S. and Canada. During 2008, we retained Ernst & Young LLP to provide tax related services to us. Plante Moran, PLLC performs the audit of the Oppenheimer & Co. Inc. 401(k) Plan.

The Audit Committee has the sole authority and responsibility to nominate independent auditors for appointment by stockholders, and to recommend to stockholders that independent auditors be removed. The Audit Committee has nominated PricewaterhouseCoopers LLP for appointment as our auditors by the stockholders at the Meeting.

The Audit Committee recommends and the Board of Directors approves all audit engagement fees and terms in addition to all non-audit engagements and engagement fees submitted by independent auditors. The process begins prior to the commencement of the audit. The fees described above were 100% pre-approved.

MATTER NO. 3 — PERFORMANCE-BASED COMPENSATION AGREEMENT

The Company and Mr. A.G. Lowenthal, our Chief Executive Officer, are parties to a Performance-Based Compensation Agreement dated as of January 1, 2006 (the “2006 Comp Agreement”) which expires on December 31, 2010. The 2006 Comp Agreement was approved by the Class B Stockholders on May 9, 2005. Because the 2006 Comp Agreement expires on December 31, 2010, the Compensation Committee, which administers the 2006 Comp Agreement, has proposed and the Board on March 19, 2010 has approved an amendment and restatement of the 2006 Comp Agreement for a term commencing on January 1, 2010 and ending on the date of the 2015 annual meeting of stockholders. The Amended and Restated Performance-Based Compensation Agreement dated as of January 1, 2010 between Mr. Lowenthal and the Company (the “Amended Agreement”) proposed by the Compensation Committee and approved by the Board is attached to this proxy statement as Annex A. The Amended Agreement will not become effective until approved by the Class B Stockholders, including Mr. Lowenthal, at the Meeting and will be effective as of January 1, 2010.

The terms of the Amended Agreement are similar to the terms of the 2006 Comp Agreement. However, for determining Mr. Lowenthal’s performance bonus, the Compensation Committee has a broader range of performance factors upon which to base the annual formula for determining Mr. Lowenthal’s performance bonus, the annual cap has been increased to $10 million from $5 million, the performance bonus may be paid in cash or stock and the term of the agreement has been extended until the date of the 2015 annual meeting of stockholders. The Amended Agreement, like the 2006 Comp Agreement, provides that a portion of Mr. Lowenthal’s compensation will be performance-driven in a manner that aligns that portion of his compensation with the performance of the Company and the long-term interests of the Company. At the beginning of each year, the Compensation Committee establishes objective performance goals based on one or more of the performance factors described in Exhibit A of the Amended Agreement attached to this proxy statement as Annex A. The performance-based compensation paid to Mr. Lowenthal in each year is dependent on the attainment of that year’s performance goals. As with the 2006 Comp Agreement, performance-based payments to Mr. Lowenthal under the Amended Agreement are subject to a cap. It is not possible to determine the amounts that Mr. Lowenthal might receive under the Amended Agreement during its term, but such annual amounts will not exceed the annual caps. As disclosed above under “Compensation Discussion and Analysis-Chief Executive Officer Compensation,” Mr. Lowenthal was entitled to a performance bonus of $5 million (the cap) for fiscal 2009 under the existing Performance-Based Compensation Agreement, of which Mr. Lowenthal accepted approximately $2.2 million.

Accordingly, Class B Stockholders are being asked to approve the Amended Agreement between the Company and Mr. Lowenthal. Mr. Lowenthal owns 96.4% of the Class B Stock and has informed the Company he intends to vote all of such Class B Stock in favor of the proposal. See “Security Ownership of Certain Beneficial Owners and Management.”

Reference is made to the “Report of the Compensation Committee” above and, in particular, to the information under “Compensation Discussion and Analysis — U.S. Internal Revenue Code Section 162(m)” for an explanation as to the tax deductibility to the Company of performance-based compensation paid to Mr. Lowenthal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PERFORMANCE-BASED COMPENSATION AGREEMENT ATTACHED AS ANNEX A.

STOCKHOLDER PROPOSALS

The DGCL, which governs our company, provides that certain registered or beneficial holders of shares entitled to vote at a meeting of stockholders may, in accordance with the provisions of the DGCL, submit a notice to us of a proposal that the holder wishes to be considered by the stockholders entitled to vote at a meeting of stockholders. In order for any stockholder proposal to be included in the proxy statement for the next annual meeting of stockholders of Oppenheimer Holdings following the Meeting, the proposal must be submitted to Oppenheimer Holdings at its office at 125 Broad Street, New York, NY 10004 (Attention: Secretary) prior to February 4, 2011.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Holders of Class A and Class B Stock or other interested parties may communicate with the Board of Directors, including the Lead Director or our independent directors as a group, including to request copies of our Annual Report on Form 10-K for the year ended December 31, 2009, which includes our financial statements and management discussion and analysis, by e-mail to investorrelations@opy.ca (Attention: Board of Directors) or by mail to:

Oppenheimer Holdings Inc.
Board of Directors
c/o The President
125 Broad Street
New York, NY 10004

All such correspondence will be forwarded to the Lead Director or to any individual director or directors to whom the communication is or are directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business or is similarly inappropriate. Our President has the authority to discard or disregard inappropriate communications or to take other reasonable actions with respect to any such inappropriate communications.

WHERE YOU CAN FIND MORE INFORMATION

A copy of our 2009 Annual Report to Stockholders is being mailed with this proxy statement to each stockholder of record as of the close of business on March 22, 2010. A stockholder may also request a copy of our Annual Report on Form 10-K for the year ended December 31, 2009 without charge except for exhibits to the report, by writing to Oppenheimer Holdings Corp., 125 Broad Street, New York, New York 10004, Attention: Secretary. Exhibits will be provided upon written request and payment of a reasonable fee.

You may read and copy our reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of our reports, proxy statement and other information by mail from the Public Reference Section of the SEC at prescribed rates. To obtain information on the operation of the Public Reference Room, you can call the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including Oppenheimer Holdings Inc., that file electronically with the SEC. The address of the SEC’s Internet website is http://www.sec.gov.

Additional information relating to us is available on our website at www.opco.com and on SEDAR at www.sedar.com.

Information and statements contained in this proxy statement are qualified in all respects by reference to the copy of the relevant document filed as an Annex to this proxy statement. You should rely only on the information contained in this proxy statement to vote on the proposals set forth herein. The Company has not authorized anyone to provide you with information that is different from what is contained in this proxy statement.

This proxy statement is dated March 25, 2009. You should not assume that the information contained in this proxy statement is accurate as of any date other than March 1, 2010, and neither the availability of this proxy statement via the Internet nor the mailing of this proxy statement to stockholders shall create any implication to the contrary.

OTHER INFORMATION

Our Board of Directors is aware of no other matters, except for those incident to the conduct of the Meeting, that are to be presented to stockholders for formal action at the Meeting. If, however, any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

By Order of the Board of Directors,

Dennis P. McNamara,
Secretary

March 25, 2010

ANNEX A

AMENDED AND RESTATED

PERFORMANCE-BASED COMPENSATION AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT (the “Agreement”) between OPPENHEIMER HOLDINGS INC. (“Holdings”) and ALBERT G. LOWENTHAL (“Lowenthal”) is effective as of January 1, 2010, subject to, and conditioned upon, approval by Holdings’ Class B Stockholders at the 2010 annual meeting. This Agreement is an amendment and restatement of the Performance-Based Compensation Agreement, dated March 15, 2005, between Lowenthal and the Company (the “Prior Agreement”) which was due to expire on December 31, 2010.

WITNESSETH:

WHEREAS, Lowenthal is employed by Oppenheimer & Co. Inc., a wholly-owned subsidiary of Holdings (the “Company”), and Holdings as their respective Chief Executive Officer and serves as Chairman of their respective Boards of Directors; and

WHEREAS, the Compensation and Stock Option Committee (the “Committee”) of the Board of Directors of Holdings (the “Board”) has determined that it is in the best interests of the Company and Holdings to provide a portion of the compensation for Lowenthal’s services during the Term hereof in a manner that aligns the compensation of Lowenthal with the performance of the Company and Holdings, the long-term interests of the stockholders of Holdings and the compensation paid to other chief executive officers of comparable financial service companies;

NOW, THEREFORE, in consideration of the premises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holdings and Lowenthal agree as follows:

1.  Definitions.

(a) Class A Stock means the Class A non-voting shares of Holdings.

(b) Market Value of a share of Class A Stock as of a determination date means its closing price on the New York Stock Exchange on such date or, if such date is not a trading day, on the trading day next preceding such determination date.

(c) Performance Award means the written performance goal established with respect to a Performance Year pursuant to Section 2.

(d) Performance Award Amount means the amount of performance-based compensation determined pursuant to the terms of a Performance Award.

(e) Performance Year means a calendar year during the Term.

(f) Term means the period commencing on January 1, 2010 and ending on the date of the first stockholder meeting that occurs in the fifth year following the year in which the 2010 annual meeting of stockholders of Holdings occurs (i.e., the stockholder meeting occurring in 2015).

2.  Performance Awards.

On or before the 90th day of each Performance Year, the Committee shall establish a written performance goal (the “Performance Award”) with respect to such Performance Year. Such Performance Award shall be in the form of a written formula pursuant to which the Performance Award Amount shall be determined based upon the degree of attainment in such Performance Year of targets expressed in terms of one or more of the factors set forth on Exhibit A to this Agreement, as may be amended from time to time by Lowenthal and Holdings (by action of the Committee) in writing, subject to, and conditioned upon, approval by Holdings’ stockholders and such other approvals as may be necessary. Except to the extent otherwise provided in this Agreement, the Company shall pay Lowenthal the Performance Award Amount in cash or, pursuant to the Oppenheimer Holdings Inc. 2006 Equity Incentive Plan or the Oppenheimer & Co. Inc. Employee Share Plan, stock within five (5) days after the Committee’s certification for each award in accordance with Section 3 following the end of each Performance Year, which shall be no later than March 15 of the year following the Performance Year to which the Committee’s certification relates.

3.  Administration.

The procedures with respect to Performance Awards made under this Agreement shall be administered by the Committee. The Committee shall at all times consist of two or more members and shall be constituted in such a manner as to satisfy the requirements of applicable law, the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule, and the provisions of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee shall have full power and authority to grant awards hereunder and to administer and interpret this Agreement and to adopt such rules, regulations and guidelines as it deems necessary or advisable to give effect to the purpose and intent of this Agreement. Prior to payment of any Performance Award payable hereunder with respect to any Performance Year the Committee shall certify as to the degree to which the performance goals underlying the Performance Award have been attained for such Performance Year. Certification by the Committee shall be made by March 10 of each Performance Year.

4.  Performance Award Amount Limitation

In no event may the Performance Award Amount with respect to any Performance Year during the Term exceed $10,000,000.

5.  Termination of Employment.

(a) If prior to the end of a Performance Year Lowenthal’s employment with the Company or Holdings terminates for any reason (including death or permanent disability) other than the termination of his employment for Cause (as defined in subsection (b)), in lieu of any payments otherwise payable under this Agreement with respect to such Performance Year, Lowenthal or his estate shall be paid, on the later of (x) five (5) days after the Committee’s certification in accordance with Section 3 following the end of the Performance Year in which termination occurs or (y) the first business day that is at least six (6) months and one (1) day after the date of termination, the sum of the following: (i) the amount that would be owed to Lowenthal with respect to the Performance Award (other than the portion thereof described in clause (ii)) for such Performance Year (for the avoidance of doubt such amount shall be subject to the actual achievement of performance goals applicable to such Performance Award) multiplied by a fraction, the numerator of which is the number of actual days of the year to the date of such termination and the denominator of which is 365 and (ii) with respect to the portion (if any) of the Performance Award attributable to appreciation in the Market Value of Class A Stock, the amount that would be owed to Lowenthal with respect to the stock appreciation amount using the Market Value of the Class A Stock on such termination date rather than December 31 of the Performance Year; provided, however, that any such payment of a Performance Award Amount shall be subject to the limit set forth in Section 4 and the prior certification of the Committee as set forth in Section 3.

(b) If prior to the end of a Performance Year, Lowenthal’s employment is terminated for Cause, his right to receive any payment under this Agreement with respect to such Performance Year shall be forfeited. For purposes of this Agreement, “Cause” means (i) conviction of a felony involving theft or moral turpitude, or (ii) a determination by the Board that Lowenthal has engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to his duties which results in material economic harm to Holdings or the Company; provided, however, that for purposes of determining whether conduct constitutes willful gross misconduct, no act on Lowenthal’s part shall be considered “willful” unless it is done by him in bad faith and without reasonable belief that his action was in the best interests of Holdings and the Company.

6.  Deferral Election.

Notwithstanding anything to the contrary herein, to the extent that Lowenthal makes an election in accordance with the terms of the Oppenheimer & Co. Inc. Executive Deferred Compensation Plan (the “Plan”) to defer payment of all or a portion of a Performance Award Amount, such deferred portion (together with interest and earnings thereon as determined pursuant to the terms of the Plan) will be paid at the time and in the manner provided under the Plan, provided that such interest-bearing or investment vehicle is based on reasonable rate of interest or on one or more predetermined actual investments (whether or not the Performance Award Amount is actually invested therein) such that the total amount payable to Lowenthal at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment). Although Holdings and the Company do not guarantee the particular tax treatment of a Performance Award granted under the Plan, Performance Awards granted under the Plan are intended to comply with, or be exempt from, the applicable requirements of Code Section 409A and all Performance Awards shall be interpreted in accordance with Code Section 409A.

7.  Effectiveness of Agreement.

This Agreement shall be effective as of the date of January 1, 2010, subject to approval thereof by holders of a majority of the Class B voting stock of Holdings (the “Class B Shares”) present and entitled to vote at the 2010 annual meeting of Holdings’ stockholders. If this Agreement is not approved by Holdings’ stockholders, the Agreement as amended and restated will be null and void and the Prior Agreement will continue in effect in accordance with its terms.

8.  Interpretation.

No provision of this Agreement may be altered or waived except in a writing executed by the parties hereto. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, written or oral, between Holdings (or any predecessor) and Lowenthal, including the Prior Agreement, which shall be superseded by this Agreement as of the Effective Date, except as otherwise expressly set forth herein. No party shall be bound by any warranties, representations or guarantees, except as specifically set forth in this Agreement. Performance Awards granted under the Plan are intended to comply with the requirements of Code Section 162(m) and the regulations promulgated thereunder applicable to “performance-based” compensation and all Performance Awards shall be interpreted in accordance with such requirements. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included. This Agreement shall be interpreted under the law of the State of New York without giving effect to the conflict of law provisions thereof.

9.  Arbitration.

Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement which cannot be resolved by Lowenthal and Holdings shall be determined and settled according to the Commercial Arbitration Rules of the American Arbitration Association. The determination of the arbitrator shall be conclusive and binding on Holdings and Lowenthal and judgment may be entered on the arbitrator’s award in any court having jurisdiction.

10.  Entire Agreement.

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between Holdings (or any predecessor) and Lowenthal, including the Prior Agreement, which shall be superseded by this Agreement as of the Effective Date except as otherwise expressly set forth herein.

11.  Assignability.

The respective rights and obligations of Lowenthal and Holdings under this Agreement shall inure to the benefit of and be binding upon the heirs and legal representatives of Lowenthal and the successors and assigns of Holdings.

IN WITNESS WHEREOF, Holdings and Lowenthal have executed this Agreement as of the day and year first above written.

OPPENHEIMER HOLDINGS INC.

BY:
Name and Title

Albert G. Lowenthal

EXHIBIT A

PERFORMANCE FACTORS

A. Performance Factors. Performance factors shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following criteria, to the extent permitted under Section 162(m) of the Code:

•	Total return on equity, including after-tax or pre-tax return on stockholder equity;

•	Revenues;

•	Consolidated after-tax profit or pre-tax profit, including, without limitation, as attributable to continuing and/or other operations;

•	Profit margin or operating margin (whether net or gross) or one of the components thereof (to the extent recognized as a distinct component thereof under generally accepted accounting principles (“GAAP”));

•	Strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, and goals relating to divestitures, joint ventures and similar transactions;

•	The increase in the Market Value of a share of Class A Stock from the date the Committee establishes the performance goal (or, if later, January 1 of the Performance Year) to December 31 of the Performance Year;

•	The growth in the value of an investment in Class A Stock assuming the reinvestment of dividends, dividend growth or market capitalization;

•	Earnings per share or earnings per share from continuing operations;

•	Return on capital employed, return on invested capital, or return on assets;

•	Operational cash flow or economic value added;

•	Enterprise value or value creation targets;

•	Specified objectives with regard to limiting the level of increase in all or a portion of, Holdings’ bank debt or other long-term or short-term public or private debt or other similar financial obligations, or other capital structure improvements, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

•	A transaction that results in the sale of stock or assets of Holdings;

•	Earnings before interest, taxes plus amortization and depreciation;

•	Reduction in expenses or cost savings;

•	Any financial metric set forth herein or in the Holdings’ financial statements as a percentage of another financial metric;

•	any combination of the above factors.

To the extent permitted under Section 162(m) of the Code, unless the Committee otherwise determines, in its sole discretion, that appropriate adjustment should be made to reflect the impact of an event or occurrence, the Committee shall exclude and disregard the impact of any of the following events or occurrences:

(i) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges;

(ii) an event either not directly related to the operations of the Holdings or not within the reasonable control of Holdings’ management; or

(iii) a change in tax law or accounting standards required by generally accepted accounting principles.

Performance factors may also be based upon the attainment of specified levels of performance under one or more of the measures described above (x) by an affiliate, subsidiary, division, other operational unit, business segment or administrative department of Holdings or (y) by Holdings or any of the foregoing entities relative to the performance of other corporations (or an affiliate, subsidiary, division, other operational unit, business segment or administrative department of another corporation). To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may:

(i) designate additional business criteria on which the performance criteria may be based; or

(ii) adjust, modify or amend the aforementioned business criteria.

B. GAAP. Except as otherwise provided herein, the measures used in the above performance factors shall be determined in accordance with GAAP and in a manner consistent with the methods used in Holdings’ regular reports on Forms 10-K and 10-Q.

C. Deviations from GAAP. To the extent any objective performance factors are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the performance factors are determined.

PROXY CARD

OPPENHEIMER HOLDINGS INC.

Class B Voting Stock

Proxy, Solicited by Management, for the
Annual Meeting of Stockholders,
May 10, 2010

The undersigned holder of Class B voting stock of Oppenheimer Holdings Inc. hereby appoints Mr. A.G. Lowenthal or, failing him, Ms. E.K. Roberts, or instead of either of them as nominee, with full power of substitution, to attend, vote and otherwise act for the undersigned at the Annual Meeting of Stockholders to be held on May 10, 2010 and at any adjournment thereof to the same extent and with the same power as if the undersigned were personally present at the said Meeting or adjournment or adjournments thereof and hereby revokes any proxy previously given; provided that the undersigned stockholder specifies and directs the persons above named that the Class B voting stock registered in the name of the undersigned shall be:

1.	VOTED FOR ☐ WITHHELD FROM VOTING ☐ (or if no specification is made, VOTED FOR) for the election of directors. (Matter 1 in the Notice of Meeting).

2.	VOTED FOR ☐ WITHHELD FROM VOTING ☐
(or if no specification is made, VOTED FOR) for the appointment of PricewaterhouseCoopers LLP as auditors and authorizing the Audit Committee to fix the remuneration of the auditors. (Matter 2 in the Notice of Meeting).

3.	VOTED FOR ☐ WITHHELD FROM VOTING ☐ (or if no specification is made, VOTED FOR) for approval of the Performance-Based Compensation Agreement. (Matter 3 in the Notice of Meeting).

DATED                     , 2010
Signature of Stockholder

     A Class B Stockholder has the right to appoint a person, who need not be a Class B Stockholder, to represent the Class B Stockholder at the Meeting other than the persons designated herein. To exercise this right, a Class B Stockholder may insert the name of the desired person in the blank space provided herein or may submit another form of proxy.

NOTES:

1.	Please date and sign the form of proxy exactly as your name appears on this form of proxy. If a stockholder is a company, the form of proxy must be executed under its corporate seal or by an officer or attorney thereof duly authorized.

2.	Your name and address are recorded on this form of proxy, please report any change.

3.	Proxies must be deposited with the Company’s transfer agent, Bank of New York Mellon Shareholder Services, P.O. Box 3550, South Hackensack, NJ 07606-9250, no later than 48 hours prior to the commencement of the Meeting in order for the proxies to be used at the Meeting. If you do not deposit your proxy with the transfer agent at least 48 hours prior the commencement of the Meeting, your proxy will not be used.

4.	Please return your signed form of proxy in the enclosed envelope.